Exhibit 2.6
ASSET PURCHASE AGREEMENT
          THIS ASSET PURCHASE AGREEMENT (as amended or supplemented from time to time, this “Agreement”) is dated as of October 11, 2007 (the “Effective Date”), by and among CCS Financial Services, Inc., a Florida corporation (the “Selling Entity”); Allen Eager, the Allen Eager Revocable Trust, Paul P. Hauser, Barry E. Hershman, and the Barry E. Hershman Revocable Trust, (collectively, the “Selling Shareholders”, and together with the Selling Entity, the “Sellers”); and Check Mart of Florida, Inc., a Delaware corporation (the “Buyer”). The Sellers and Buyer are collectively referred to herein as the “Parties”.
BACKGROUND
          The Selling Entity is engaged in the business of owning and operating various businesses that provide deferred presentment services, check cashing services, payment instrument issuance, funds transmission services, stored-value card sales, and various other related services and products (each, a “Business,” and collectively, the “Businesses”). The Businesses are operated from and located at the branch stores set forth on Schedule 1.1(a) attached to this Agreement (collectively, the “Branches,” and each individually, a “Branch”). The Buyer desires to purchase from the Selling Entity, and the Selling Entity desires to sell to the Buyer, substantially all of the assets used by the Selling Entity in the conduct of the Businesses, all in accordance with the terms and subject to the conditions contained in this Agreement. Capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings set forth in Section 22 of this Agreement.
          IN CONSIDERATION of the foregoing and the mutual promises contained in this Agreement, the Parties, intending to be legally bound, hereby agree to the following:
          1. Sale and Purchase of Assets.
               1.1 Purchased Assets. In accordance with the terms and subject to the conditions set forth in this Agreement, the Sellers hereby sell to the Buyer, and the Buyer hereby purchases from the Sellers, free and clear of any Liabilities, security interests, mortgages, liens, encumbrances, rights of others and any other burdens and restrictions whatsoever (“Adverse Claims”) other than the Assumed Liabilities and Permitted Liens, all right, title and interest in and to all assets used or held for use in the conduct of the Sellers’ Businesses, including but not limited to the following listed assets (collectively, the “Purchased Assets”):
                    (a) the right to collect all amounts under and exercise all rights under, including the right to receive all past due payments from past or present customers outstanding as of the opening of business on the Closing Date and identified with respect to each Branch on Schedule 1.1(a) under, (i) all Deferred Presentment Agreements (including those set forth on Schedule 1.1(a)(i) to be delivered at Closing), including the right to receive all past due payments from past or present customers and any other rights of Seller under such agreements, and (ii) all checks deposited by the Sellers prior to the Closing and returned unpaid and all claims of Seller with respect thereto, including those set forth on Schedule 1.1(a)(ii) to be delivered at Closing (the “Returned Checks”, and together with the Deferred Presentment

Agreements, the “Receivables”) as identified with respect to each Branch on Schedule 1.1(a); provided, however, that the Receivables shall not include the claims against customers for Returned Checks listed on Schedule 1.2(c) (provided that Schedule 1.2(c) shall be updated by the Selling Entity on the Closing Date to include any Returned Checks for which legal claims against customers for Returned Checks were filed after the Effective Date and before the Closing Date).
                    (b) all interests of the Sellers in the unexpired leases on real property (collectively the “Unexpired Leases”) relating to the Branches and the office location set forth on Schedule 1.1(b);
                    (c) all interests of the Sellers in the Contracts identified on Schedule 1.1(c) (the “Assumed Contracts”);
                    (d) all inventories owned by the Sellers of goods and other goods and products held for sale (collectively, the “Inventory”);
                    (e) all supplies, equipment, machinery, removable leasehold improvements, office furniture, computing and telecommunications and other equipment, spare parts, supplies, fixtures and all other items of tangible personal property, identified with respect to each Branch and listed on Schedule 1.1(e);
                    (f) all rights of the Sellers to all trademarks, service marks, trade names, trade dress, fictitious names, internet domain names, uniform resource locators (URLs), and any other names and locators used in or incidental to the conduct of the Sellers’ Businesses, including those associated with “The Check Cashing Store”, “CCS Payment Store” and any related names and derivations thereof, and the interest, whether owned or licensed and whether registered or unregistered and whether or not currently in use, together with all registrations, applications and renewals for any of the foregoing, as set forth on Schedule 1.1(f) (which shall include the dates of first use) and including the Names (as defined in Section 12.3) (collectively, the “Trademarks”); provided, however, that CCS Real Estate Investments, LLC, a Florida limited liability company, will not be required to change its legal name so long as it doesn’t use such name in retail or consumer markets or businesses.
                    (g) all copyrights and copyrightable works and any other works of authorship, whether statutory or common law, registered or unregistered, together with all registrations, applications and renewals for any of the foregoing, and all moral rights thereto under the laws of any jurisdiction, as set forth on Schedule 1.1(g) (collectively, the “Copyrights”);
                    (h) all computer software and software license rights owned by the Sellers, including data, databases and documentation, Internet websites and the content thereof as set forth on Schedule 1.1(h) (collectively, the “Software” and, collectively with the Trademarks and the Copyrights, the “Trade Rights”);
                    (i) the Businesses as a going concern and all of the Sellers’ goodwill associated therewith;

                    (j) all Permits and all Licenses to operate the Businesses, as identified on Schedule 1.1(j), to the extent transferable;
                    (k) except for the Sellers’ corporate or other legal entities, franchises or corporate seals, charter documents, operating agreements, minute books, stock books, tax returns, and other records having to do with the corporate or other legal entity organization and/or capitalization of the Sellers, all records, documents, lists, electronic records (including all point-of-sale data systems), and files relating to any of the Purchased Assets, the Assumed Liabilities, and the Businesses, including but not limited to price lists, lists of accounts, customers (including contact information and deferred presentment and payment history), suppliers and personnel, all product, business and marketing plans and data, historical sales data and all books, ledgers, files and business records (including all financial records and books of account) of or relating to any of the Purchased Assets, the Assumed Liabilities, and the Businesses in any of the foregoing cases, whether in electronic form or otherwise (collectively, the “Books and Records”), provided that the “Books and Records” shall not include the human resource records of any Selling Entity employee that will not become a Hired Employee;
                    (l) all telephone and facsimile numbers relating to the Businesses (to the extent that, with the Sellers’ full cooperation and assistance, such numbers are transferable), including all advertising associated thereto as identified with respect to each Branch and listed on Schedule 1.1(l);
                    (m) all Restrictive Covenants, all Adverse Claims on the assets of others relating to the Businesses or the Purchased Assets, all catalogues, brochures, art work, photographs, advertising and marketing materials, procedures and operating manuals, underwriting standards and guidelines, and forms pertaining to the Businesses;
                    (n) all claims, leasehold and all other deposits, prepayments (except those relating to Retained Liabilities), refunds (except tax refunds) and other amounts prepaid by the Sellers arising out of any of the assets described in Sections 1.1(a) through Section 1.1(m) above and identified on Schedule 1.1(n) (collectively, the “Prepaid Items”);
                    (o) Subject to Section 2.1, all cash on hand of the Branches at the opening of business on the Closing Date (“Cash on Hand”);
                    (p) all other assets and property owned by the Sellers and located within the walls of any of the Sellers’ Branches on the Closing Date, plus outdoor signage; and
                    (q) except where prohibited by law, all rights, causes of action, and claims against third parties including all warranties, guarantees, sureties, indemnities and similar rights in favor of the Sellers arising out of or with respect to any of the assets described in Sections 1.1(a) through Section 1.1(p).
               1.2 Excluded Assets. The Purchased Assets sold and acquired hereunder shall not include any of the following (collectively, the “Excluded Assets”):

                    (a) the Selling Entity’s cash, cash equivalents, securities and all bank accounts and corresponding checks, but only to the extent not included in Cash on Hand;
                    (b) the Selling Entity’s minute books and other similar corporate records; and
                    (c) all assets listed on Schedule 1.2(c).
               1.3 Certain Transitional Matters.
                    (a) Notwithstanding anything to the contrary contained in this Agreement, any Bill of Sale, or any Assignment and Assumption Agreement, to the extent that the sale or delegation by the Sellers, or the purchase or assumption by the Buyer, of any of the Purchased Assets or any of the Assumed Liabilities requires any Consent or Regulatory Approval, this Agreement, the applicable Bill of Sale and the applicable Assignment and Assumption Agreement shall constitute the Sellers’ agreement to sell and delegate, and the Buyer’s agreement to purchase and assume, such Purchased Assets and Assumed Liabilities as promptly as practicable following the obtainment of any necessary Consent or Regulatory Approval; provided, that from and after the Closing Date until the date on which such Consent or Regulatory Approval is obtained, the Sellers shall make available to the Buyer the economic and practical benefits of such Purchased Assets and Assumed Liabilities for no additional consideration. If and to the extent that the Sellers are making available to the Buyer the economic and practical benefits of such Purchased Assets, the risk of loss for such Purchased Assets shall rest with the Buyer. Nothing contained in this Section 1.3 is intended to impair, reduce or otherwise modify any representation, warranty and covenant contained in this Agreement, including those relating to any of the Purchased Assets or to any of the Assumed Liabilities.
                    (b) In the event that Sellers have failed to obtain Estoppel and Consent Certificates in a form reasonably acceptable to Buyer for any one or more Branches (each, a “Restricted Branch”), and in the event that (i) all other conditions set forth in Article 9 hereof have been satisfied or waived by Buyer and (ii) Estoppel and Consent Certificates have been obtained for at least ninety percent (90%) of all Branches (which must include the Branches listed on Schedule 1.3), then the failure to obtain the Estoppel and Consent Certificates for the Restricted Branches shall not by itself constitute a failure of Buyer’s or Sellers’ closing conditions set forth in Articles 9 or 10 hereunder; provided, however, that (x) Buyer and the Selling Entity shall at the Closing enter into a License Agreement in substantially the form attached to Exhibit F hereto with respect to the Restricted Branches (the “License Agreement”), and (y) a portion of the Cash Consideration equal to $500,000 for each Restricted Branch (the “Branch Holdback”) shall be paid to the Escrow Agent to be held and disbursed upon the terms set forth in a Supplemental Escrow Agreement in substantially the form attached as Exhibit G hereto (the “Supplemental Escrow Agreement”).
                         (i) Subject to the terms of the Supplemental Escrow Agreement, on or before the date that is one hundred eighty (180) days after the Closing (the “Determination Date”), if the Buyer receives an Estoppel and Consent Certificate for any

Restricted Branch, the Branch Holdback for such Restricted Branch (together with any earnings on such amount) shall be paid by the Escrow Agent to the Selling Entity within three (3) business days of Buyer’s receipt of such Estoppel and Consent Certificate, and the Selling Entity shall thereafter deliver any assignment document reasonably requested by Buyer to evidence the assignment to Buyer of the Unexpired Lease for such Restricted Branch. If on the Determination Date there are any Restricted Branches for which Buyer has not received an Estoppel and Consent Certificate (such Branches being referred to as “Remaining Branches”), Buyer will deliver to the Selling Entity, within three (3) business days after Determination Date, a written notice that states for each Remaining Branch whether Buyer desires to continue to own and operate the Remaining Branch or to terminate its ownership and operation of such Remaining Branch (a “Determination Notice”).
                         (ii) With respect to any Remaining Branch that Buyer has determined to continue to own and operate (an “Assumed Branch”), the Branch Holdback for such Remaining Branch (together with any earnings on such amount) shall be delivered by the Escrow Agent to the Selling Entity simultaneous with the delivery of the Determination Notice. Subject to the first two sentences of Section 1.3(a), Buyer shall be deemed to have assumed all executory obligations arising on and after the Closing Date under the Unexpired Lease for any Assumed Branch, and such obligations shall be deemed to be Assumed Liabilities for purposes of this Agreement, and the risk of failure to obtain the Estoppel and Consent Certificate shall be borne by Buyer, with Buyer receiving credit for any payments made under the License Agreement. With respect to any Remaining Branch that Buyer has determined not continue owning and operating (a “Terminated Branch”), the Branch Holdback (together with any earnings on such amount) for such Remaining Branch shall be delivered to Buyer. Additionally, Section 4.4(b) of this Agreement shall apply to the operation of any Assumed Branch by Buyer from and after the Closing Date.
                         (iii) With respect to any Terminated Branch, Buyer shall be deemed not to assume the Unexpired Lease with respect thereto (regardless of whether an Estoppel and Consent Certificate is thereafter received) and all obligations under and liabilities related to such Unexpired Lease, whether they arise before or after the Closing, shall be deemed an Excluded Liability for purposes of this Agreement, and the Buyer’s only obligation with respect to the Terminated Branch shall be Buyer’s obligations to the Selling Entity under the License Agreement. Additionally, within fifteen (15) calendar days after the delivery of the Determination Notice indicating that a Remaining Branch shall be deemed a Terminated Branch, Buyer shall (i) cease operations at the Terminated Branch, (ii) remove any and all improvements from the Terminated Branch made by Buyer after the Closing Date at Buyer’s sole cost and expense, (iii) deliver all keys for the Terminated Branches to the Selling Entity, and (iv) execute such documents as may be reasonably requested by the Selling Entity to evidence and/or confirm the termination of the right by Buyer to occupy the premises of the Terminated Branch. Only with respect to up to four (4) Terminated Branches, in the event that on or before the third (3rd) anniversary of the Closing Date, if Buyer opens for business any branch location that is located within a radius of three (3) miles of the Terminated Branch and engages in the same or substantially same business as the Terminated Branch at such location (a “Replacement Branch”), then the Buyer shall, within three (3) business days of the date on which the Replacement Branch opens for business to the general public, pay to Selling Entity an amount equal to the Branch Holdback for such Terminated Branch less the actual costs and direct expenses incurred by Buyer in developing, constructing, building out, and opening such Replacement Branch, excluding any allocation of corporate overhead or management fees (or similar expenses) payable to any Affiliate of Buyer. Sellers acknowledge that the provisions of Section 2.6(b) of this Agreement shall restrict Sellers from operating a Competing Business at any Terminated Branch or from selling any assets relating to the Terminated Branch to any other person or entity owning or operating a Competing Business.
          2. Consideration and Payment; Allocation.
               2.1 Payment of Purchase Price for Purchased Assets. The purchase price to be paid to the Sellers by the Buyer for the Purchased Assets will be the sum of (a) One Hundred One Million Dollars ($101,000,000.00) (the “Cash Amount”), plus or minus (b) the amount, if any, by which Cash on Hand is greater or less than, respectively, One Million Five Hundred Thousand Dollars ($1,500,000.00) (the “Cash Target”), plus (c) the amount of any security deposits relating to the Purchased Assets, including those made in connection with real estate leases, utilities and any other purchased or leased equipment and identified on Schedule 2.1 (collectively, the “Deposits”) (such sum of the Cash Payment, the Cash Target and the Deposits collectively referred to herein as the “Cash Consideration”). In addition to the Cash Consideration, the Buyer will assume, from and after the Closing, the Assumed Liabilities as more particularly set forth in Section 4.1.
               2.2 Payment of Consideration.
                    2.2.1 At the Closing, the Buyer shall pay the Cash Consideration reduced by the Escrow Amount as set forth in Section 13.8 to the Sellers in cash by federal or other wire transfer to the accounts previously designated by the Sellers jointly in writing.
                    2.2.2 The Buyer shall at Closing pay the Escrow Amount to the Escrow Agent, to be administered in accordance with Section 13.8 and the Escrow Agreement.
                    2.2.3 If the amount of Cash on Hand is not capable of being verified as of the opening of business on the Closing Date, such amount will be estimated for purposes of calculating the Cash Consideration, subject to verification within forty-eight (48) hours following the Closing Date, such verification to be agreed by the Parties in good faith. If the actual amount of Cash on Hand, as verified, is less than the amount estimated for purposes of the Closing (a “Cash Deficiency”), the Sellers will immediately wire the amount of the Cash Deficiency to the Buyer’s designated account, and if the amount of the Cash on Hand is greater than the amount estimated for purposes of the Closing (a “Cash Surplus”), the Buyer will immediately wire the amount of such Cash Surplus to an account designated by the Selling Entity.
               2.3 Apportionment. Notwithstanding Section 2.1, to the extent that the Sellers made any payment(s) on account of rents, real estate taxes, personal property taxes, water, utilities and other operating expenses of any of the Businesses that are attributable, in whole or in part, to the period on or after the Closing Date, the Buyer shall, within ten (10) business days after receipt of the Sellers’ statement therefor by the Buyer, pay to the Selling Entity an amount equal to the payment(s) made on account of such items which are attributable to the period of time on or after the Closing Date (collectively, the “Buyer’s Apportionment”). To the extent that the Buyer shall make any payment(s) on account of any rents, real estate taxes, personal property taxes, water, utilities and other operating expenses of any of the Businesses that are attributable, in whole or in part, to a period which includes a period of time prior to the Closing Date, the Sellers shall, within ten (10) business days after receipt of the Buyer’s statement therefor by the Selling Entity, pay to the Buyer an amount equal to the payment(s) made on account of such items which are attributable to the period of time prior to the Closing Date. If the Sellers fail to make such payment within the required ten (10) business days as required herein, the Buyer may claim such unpaid amount against the Escrow Amount.
               2.4 Satisfaction of Buyer’s Obligations. Upon the Buyer’s payment of the Cash Consideration and the Buyer’s Apportionment, the Buyer shall be deemed to have satisfied their obligations to make payments pursuant to this Agreement other than (a) the obligation of the Buyer to indemnify the Seller Indemnified Parties pursuant to Section 13.3 and (b) the Buyer’s assumption of the Assumed Liabilities pursuant to Section 4.1.
               2.5 Tax Allocation. The Cash Consideration shall be allocated among the Purchased Assets as provided on Schedule 2.5, which shall be prepared by the Selling Entity and delivered to Buyer no later than fourteen (14) days after the Effective Date. The allocation set forth on Schedule 2.5 shall be reasonably acceptable to Buyer. The allocation of the Cash Consideration among the Purchased Assets provided on Schedule 2.5 is intended to comply with Section 1060 of the Internal Revenue Code of 1986 and the rules and regulations thereunder, all as amended (the “Code”). In furtherance thereof, the Selling Entity will also no later than fourteen (14) days after the Effective Date complete and provide to Buyer a true and complete copy of, United States Internal Revenue Service Form 8594, in a manner consistent with Schedule 2.5. The Buyer, the Sellers and their Affiliates shall report, act and file Tax Returns (including, but not limited to, Internal Revenue Service Form 8594) in all respects and for all purposes consistent with the allocations set forth on Schedule 2.5 and such Form 8594. The Sellers and the Buyer shall not (unless compelled by any governmental or regulatory authority or required by applicable Requirement of Law) take any position (whether in an audit, any Tax Return or otherwise) which is inconsistent with the allocations set forth on Schedule 2.5 and such Form 8594.
               2.6 Restrictive Covenants.
                    (a) Acknowledgment. Each of the Sellers (the “Restricted Persons”) has special knowledge of the Sellers, the Businesses, and the Businesses’ methods of operations and relationships with customers and suppliers. The following covenants constitute material conditions to the transactions contemplated by this Agreement.
                    (b) Non-competition by Restricted Persons. For a period commencing on the Closing Date and ending immediately and without further action by any party hereto, on the fifth (5th) annual anniversary of the Closing Date, (the “Restricted Period”), no Restricted Person shall, in any location in any state in the United States or any province in Canada, directly or indirectly (including indirectly through any Affiliate of a Restricted Person) conduct or engage in a Competitive Business or directly or indirectly own, manage, operate, control, finance or participate in the ownership, management, operation, control or financing of, or be connected as an agent, representative, consultant, employee, investor, owner, partner, manager, joint venturer, distributor or otherwise with, or permit their names to be used by, any Person engaged in any Competitive Business, except as set forth on Schedule 5.3(c); provided, however, that each of the Restricted Persons may own, directly or indirectly, solely as an investment, not more than five percent (5%) of any class of securities of any Person registered pursuant to the Securities Exchange Act of 1934, as amended, even if such Person engages in a Competitive Business. Notwithstanding anything to the contrary herein, the Restricted Period with respect to the Restricted Person shall be extended beyond the fifth (5th) anniversary of the Closing Date for a period of time equal to that period of time, if any, during which such Restricted Person engaged in a breach of any provision of this Section 2.6.
                    (c) Confidential Information; Personal Relationships. At all times during the Restricted Period, except as required (i) by applicable law or by legal or regulatory process, or (ii) in communicating with their legal, financial and tax or accounting professionals, the Restricted Persons shall keep secret and retain in strictest confidence, and shall not use for their respective benefit or others, or disclose to others, any confidential matters relating to any Business, including, without limitation, information regarding the intellectual property, trade secrets, product information, customer lists, details of contracts, pricing policies, price lists, trade promotion and discount schedules, operational methods, employee lists and evaluations, marketing plans or strategies, and business acquisition plans of the Businesses, other than such information that (i) is or becomes generally available to the public other than as a result of a breach of this Agreement by any of them; (ii) which is compelled as a matter of Law to be disclosed; provided, however, that if any Restricted Person receives notice that he or she may be required or ordered to disclose any such information, he or she shall give the Buyer prior written notice to allow Buyer to contest such requirement or order and cooperate with the Buyer (at Buyer’s expense) in seeking a protective order or other remedy to limit the disclosure of such information; (iii) which may be published or otherwise made available to the public by Buyer or any of its Affiliates; or (iv) which is independently developed by a Restricted Person without reference to Confidential Information.
                    (d) Employees. During the Restricted Period, none of the Restricted Persons shall, on their behalf or on behalf of any other Person, directly or indirectly, as an agent, representative, consultant, investor, owner, partner, manager, joint venturer, distributor or otherwise, solicit the employment of, offer employment to, or hire or attempt to hire (whether as an employee, consultant or otherwise), any Person who provided services (as an employee or consultant) to any Business within the prior twelve (12) month period, or encourage any such Person to leave the employment of any Business after the Closing Date; provided, that the restrictions in this Section 2.6(d) shall not be applicable to the actual or attempted solicitation or hiring of (i) any Person whose employment is terminated by the Buyer after the Closing Date, (ii) any employee of Seller who does not become a Hired Employee at the time of Closing, or (iii) any Person listed on Schedule 2.6(d).
                    (e) Non-disruption. During the Restricted Period, none of the Restricted Persons shall, on their behalf or on behalf of any other Person, directly or indirectly, as an agent, representative, consultant, investor, owner, partner, manager, joint venturer, distributor or otherwise, interfere with, disrupt or attempt to disrupt any past, present or prospective relationship, contractual or otherwise, between any Business on the one hand, and any of its respective customers, prospective customers, suppliers, sales representatives, distributors, employees or consultants, on the other hand.
                    (f) Negative Publicity. During the Restricted Period, none of the Restricted Persons shall make statements or any other expressions on television, radio, the internet or other media or to any third party, including, without limitation, in communications with any customers, suppliers, sales representatives or distributors, which are in any way disparaging or materially harmful to any Business, the Buyer or any of its Affiliates or the products and services of any Business, the Buyer or any of its Affiliates, except as required by Law. Additionally, during the Restrictive Period, none of the Buyer or any of its Affiliates shall make statements or any other expressions on television, radio, the internet or other media or to any third party, including without limitation in communications with any customers, suppliers, sales representatives or distributors which are in any way disparaging or materially harmful to the Restricted Persons or any of their respective family members or Affiliates, except as required by Law.
                    (g) Rights and Remedies Upon Breach. If any Restricted Person (or the Buyer with respect to subsection (f) above) breaches, or threatens to commit a breach of, any of the provisions of this Section 2.6 (the “Restrictive Covenants”), then each of the Buyer and its Affiliates shall have the right and remedy to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, without the posting of a bond in excess of $5,000, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to the Buyer or its Affiliates and that money damages would not provide an adequate remedy to the Buyer and its Affiliates, which right and remedy is in addition to, and not in lieu of, any other rights and remedies available to the Buyer and its Affiliates under law or in equity.
                    (h) Severability of Covenants. Each Restricted Person acknowledges and agrees that the Restrictive Covenants are reasonable, necessary and valid in duration and geographical scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not be affected thereby and shall be given full effect without regard to the invalid portions.
                    (i) Blue-Penciling. If any court determines that any of the Restrictive Covenants, or any part thereof, are unenforceable because of the duration or geographical scope of such provisions, such court shall reduce the duration or scope of such provision, as the case may be, to the minimum extent necessary such that, in its reduced form, such provision shall then be enforceable.
          3. Closing.
               3.1 Closing Date; Location. Unless this Agreement shall have been terminated and the transactions contemplated hereby shall have been abandoned in accordance with Article 14, and provided that the conditions to the Closing set forth in Article 9 and Article 10 are satisfied or waived, the consummation of the transactions contemplated hereby (the “Closing”) shall take place at the offices of Tobin & Reyes, P.A. 5355 Town Center Road,

Suite 204, Boca Raton, Florida 33486, at 10:00 a.m., local time, on the second (2nd) business day after the satisfaction or waiver of the conditions to the Closing set forth in Article 9 and Article 10 or such other place, date and time as the Parties shall agree. The date of the Closing is referred to as the “Closing Date.” If the Closing occurs, then the Closing shall be deemed to be effective as of 12:01 a.m., Eastern Time on the Closing Date.
               3.2 Sellers’ Deliveries. At the Closing, the Sellers shall deliver to the Buyer the documents and items described in Section 11.1.
               3.3 Buyer’s Deliveries. At the Closing, the Buyer shall deliver to the Sellers the documents and items described in Section 11.2.
          4. Assumed Liabilities; Retained Liabilities; Certain Employee Matters.
               4.1 Assumed Liabilities. At the Closing, the Buyer is assuming only those executory obligations arising on the Closing Date and after the Closing under each of the Assumed Contracts and the Unexpired Leases, except for the Retained Liabilities (collectively, the “Assumed Liabilities”).
               4.2 Retained Liabilities. Subject to Section 2.3 of this Agreement, the Buyer shall not, by virtue of their acquisition of the Purchased Assets or otherwise, assume or become responsible for any Liabilities of the Sellers or any Affiliate of the Sellers, or any of the Businesses, of any kind and nature that are not expressly included within the definition of Assumed Liabilities (collectively, the “Retained Liabilities”), including but not limited to the following (but subject to Section 2.3 of this Agreement):
                    (a) Liabilities for accounts payable, or trade indebtedness, indebtedness to banks and other financial institutions (including the Wachovia Loan), or to shareholders, members or Affiliates;
                    (b) Liabilities in respect of any employee for any wages, salary, vacation pay, sick leave pay or pay for time not worked, back pay, severance or termination pay or other compensation, Taxes or arising in connection with or related to any Employee Benefit Plan, if any, including, pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”). The Sellers shall be responsible for providing notices and continuation coverage as required by COBRA to all employees and other individuals who provide services to the Sellers in connection with the Businesses, their eligible dependents and all other qualified beneficiaries, who have or had a COBRA qualifying event prior to the Closing Date or in connection with the transactions contemplated by this Agreement;
                    (c) Liabilities relating to Taxes;
                    (d) except to the extent arising from or relating to any actions or conditions which first occur or exist on or after the Closing Date with respect to the Buyer’s operation of the Branches, all Liabilities of the Sellers relating to any condition with respect to contamination of air, soil, surface or ground waters, and all other environmental media at any real property ever owned, leased or operated by any of the Sellers, including any of the Branches;

                    (e) Liabilities relating to personal injury or property damage arising prior to the Closing Date or relating to goods and services sold prior to the Closing Date and alleged by third parties to be defective, including but not limited to all tort claims and claims seeking special or consequential damages attributable to allegedly defective goods, materials or services supplied by the Sellers;
                    (f) Liabilities relating to any of the matters identified on either of Schedule 5.14 or Schedule 5.15;
                    (g) Liabilities and executory obligations resulting from, arising out of, relating to, or caused by any breach of any Assumed Contract or Unexpired Lease occurring before the Closing Date;
                    (h) Liabilities and executory obligations resulting from, arising out of, relating to, or caused by any breach of warranty, infringement or violation of applicable Requirement of Law occurring before the Closing Date;
                    (i) Liabilities and executory obligations resulting from, arising out of, relating to, or caused by any event or condition occurring or existing on or before the Closing Date which through the passage of time or the giving of notice or both would constitute a breach or default by the Sellers under any Assumed Contract or Unexpired Lease;
                    (j) any other Liabilities of the Sellers or Liabilities arising out of the operations of the Businesses or the Purchased Assets before the Closing Date by the Sellers, including for any civil or criminal damages or penalties (including punitive and exemplary damages allowed by law and interest), imposed on or sought to be imposed on the Sellers or the Buyer or any of the officers, directors, members or stockholders of the Buyer, on account of any tortious, fraudulent, criminal or other act of the Sellers or any of their respective officers, directors, members or stockholders; and
                    (k) All common area maintenance and other adjustments under the Assumed Leases for the period prior to the Closing Date.
Without limitation to the foregoing, the intent and objective of the Sellers and the Buyer are that, except for the Assumed Liabilities, the Buyer shall not assume, and no transferee or successor liability of any kind and nature shall attach to the Buyer pertaining to, any of the Retained Liabilities, if any, all of which Retained Liabilities shall be the sole responsibility of and paid by the Sellers.
               4.3 Certain Employee Matters.
                    (a) The Buyer reserves the right, in its sole discretion, to make offers of employment to the employees of the Sellers who provide services for and on behalf of the Sellers’ Businesses at each Branch, all of which employees are listed on Schedule 4.3 (collectively, the “Employees”) as of and conditioned upon the occurrence of the Closing. The Buyer and the Sellers hereby acknowledge that any such offers of employment to the Employees shall be made on an at-will basis at substantially the same rate of compensation (exclusive of benefits) as is set forth on Schedule 4.3. Schedule 4.3 accurately sets forth, by Branch with respect to each Employee of the Sellers at such Branch (including any Employee who is on a leave of absence or on temporary layoff status subject to recall): (a) the name of such Employee and the date as of which such Employee was originally hired by the Sellers; (b) such Employee’s title and compensation structure (i.e., whether such employee receives compensation as a salaried or hourly employee); (c) such Employee’s annualized compensation if salaried or hourly rate if any hourly employee as of the date of this Agreement, including base salary or hourly rate, vacation and/or paid time off, accrual amounts as of September 1, 2007, and any other compensation forms; and (d) any governmental authorization or Permit that is held by such Employee and that is used in connection with the Businesses. Additionally, Schedule 4.3 includes a description of the Selling Entity’s bonus program for its employees. Nothing contained in this Agreement shall create any contract of employment or a promise of continued employment with the Buyer for any specified period, and no third party beneficiary rights are provided to any Employee pursuant to this Agreement. Accordingly, the Buyer and the Sellers acknowledge that all offers of employment made by the Buyer and the actual employment of any Employee shall, at all times, be subject to the Buyer’s right, in its sole discretion, to establish and modify, from time to time, the terms and conditions of the Employee’s employment and to terminate such employment at any time. Except as the Buyer may otherwise expressly agree in writing, any Employee hired by the Buyer (a “Hired Employee”) shall be treated as a new, at-will employee of the Buyer.
                    (b) Hired Employees shall be employed by the Buyer solely in accordance with the Buyer’s hiring and other employment policies and procedures, which may differ from the Selling Entity’s employment policies and procedures. Notwithstanding the foregoing, the Buyer shall have sole and absolute responsibility for any financial or other commitments that the Buyer may have to any of the Hired Employees, including any and all claims or obligations arising under any and all employment policies and procedures of the Buyer, under any employee benefit plan of the Buyer, or under any local, state, or federal law, rule, or regulation regarding termination of employment for any employment loss which occurs on or after the hiring of any Hired Employee by the Buyer. The Buyer shall be liable to each Hired Employee for all wages, severance benefits, unpaid vacation pay, unpaid sick and holiday pay, and other obligations of any kind whatsoever arising on and after the hiring of such Hired Employee by the Buyer. The Buyer is responsible for resolving any conflicts, errors or discrepancies with regard to a Hired Employee involving the Buyer’s employee policies and procedures with respect to the period of time on and after a Hired Employee is hired by the Buyer.
                    (c) Buyer shall extend service credit to each employee of Selling Entity with respect to the Business conducted at the Branches who is hired by Buyer on the Closing Date (each, a “Hired Employee”) for the full period of time each such Hired Employee worked for Selling Entity before the Closing Date. Nevertheless, although Buyer will base paid vacation time due each Hired Employee upon the period of time the Hired Employee has worked both for the Selling Entity before the Closing Date and for Buyer on and after the Closing Date, each Hired Employee must work for Buyer for six (6) full months before the Hired Employee is eligible for any paid vacation (in accordance with Buyers’ normal vacation policy).
                    (d) Hired Employees shall be employed by Buyer solely in accordance with Buyer’s hiring and other employment policies and procedures, which may differ from Seller’s employment policies and procedures. Notwithstanding the foregoing, Buyer shall have sole and absolute responsibility for any financial or other commitments that Buyer may have to any of the Hired Employees, including any and all claims or obligations arising under any and all employment policies and procedures of Buyer, under any employee benefit plan of Buyer, or under any local, state, or federal law, rule, or regulation regarding termination of employment for any employment loss which occurs on or after the hiring of any Hired Employee by Buyer. Buyer shall be liable to each Hired Employee for all wages, severance benefits, unpaid vacation pay, unpaid sick and holiday pay, and other obligations of any kind whatsoever that accrue with respect to periods after the hiring of such Hired Employee by Buyer, and Selling Entity will pay to Hired Employees, as promptly after the Closing as practicable, all wages, severance benefits, unpaid vacation pay, unpaid sick and holiday pay, and other obligations of any kind whatsoever that accrue with respect to periods before the hiring of such Hired Employee by Buyer . Buyer is responsible for resolving any conflicts, errors or discrepancies with regard to a Hired Employee involving Buyer’s employee policies and procedures with respect to the period of time on and after a Hired Employee is hired by Buyer.
                    (e) The Sellers and the Buyer each acknowledge and agree that no covered plant closing or mass layoff (as such terms are defined in the Worker Adjustment and Retraining Notification Act, 29 U.S.C. § 2101 et. seq.) will occur with respect to the Branches up to and including the Closing Date, that the transactions contemplated by this Agreement shall not result in a covered plant closing or mass layoff, and that the Buyer does not intend to implement any such covered plant closing or mass layoff with respect to the Branches after the Closing.
                    (f) The Sellers agree that they shall continue to perform, at the Sellers’ expense, any post-termination obligations to the terminated Employees and their eligible dependents, including, without limitation, continuation of health insurance coverage under any applicable group health plan(s) pursuant to COBRA and the administration of any COBRA benefits or provision of notices related thereto for COBRA-qualified beneficiaries who had a COBRA qualifying event before the Closing Date and those who elect COBRA benefits following their termination in connection with the transactions contemplated by this Agreement.

               4.4 Operation of Businesses after Closing. Buyer agrees that Buyer shall be solely responsible for, and Sellers shall have no responsibility for, the following liabilities relating to the Businesses as conducted by Buyer on and after the Closing Date, except to the extent that such liabilities constitute Retained Liabilities: (a) all United States federal, state and local income tax liabilities based on the income of Buyer as a result of the Buyer’s operation of the Businesses, Purchased Assets, and /or the Branches on and after the Closing Date; (b) all liabilities arising out of Buyer’s conduct of the Businesses on and after the Closing Date, including, without limitation, all trade payables first arising or accruing on and after the Closing Date, but excluding Retained Liabilities and any Liabilities attributable to the Excluded Assets; (c) liabilities and obligations under the Assumed Liabilities first arising or accruing on and after the Closing Date; and (d) all obligations for salary and benefits due to employees of Buyer, including, without limitation, any Hired Employees, first arising or accruing on and after the Closing Date for services provided on and after the Closing Date.
          5. Representations and Warranties of the Sellers. The Sellers hereby jointly and severally represent and warrant to the Buyer as of the Effective Date as follows:
               5.1 Organization and Standing of the Selling Entity.
                    (a) The Selling Entity (i) is a corporation duly organized, validly existing and in active status under the laws of the State of Florida, (ii) is duly qualified and authorized to do business in each jurisdiction where it conducts business, owns property or has employees, except where failure to do so would not have a Material Adverse Effect on the Selling Entity, the Purchased Assets or the Businesses, (iii) has the applicable corporate power and is entitled to carry on the Businesses as now conducted by the Sellers, and (iv) is authorized to enter into and perform this Agreement and the Transaction Documents entered into or to be entered into and performed by the Sellers.
                    (b) True and complete copies of the Selling Entity’s articles of incorporation and bylaws are attached to this Agreement as Schedule 5.1(b).
                    (c) Each Selling Shareholder that is not a corporation, limited liability company, trust or partnership is a competent adult.
               5.2 Authorization; Enforceability.
                    (a) This Agreement, the Transaction Documents delivered or to be delivered by the Sellers to the Buyer and the transactions contemplated by this Agreement have been duly authorized by all applicable corporate action required to be taken on the part of the Selling Entity, except as may be limited by (i) bankruptcy, insolvency or other similar laws affecting creditors’ rights generally, and (ii) equitable principles of general applicability..
                    (b) Each of the Sellers has full capacity, power and authority to execute and deliver this Agreement and the Transaction Documents.
                    (c) This Agreement and each of the Transaction Documents entered into or to be entered into and performed by the Sellers are and shall be legal, valid and binding obligations of the Sellers, enforceable against each of the Sellers, as applicable, in accordance with their respective terms.
               5.3 Ownership; Subsidiaries and Affiliates.
                    (a) Except as set forth on Schedule 5.3(a), no person or entity owns record, beneficial or equitable ownership of the Selling Entity.
                    (b) Except as set forth on Schedule 5.3(b), the Selling Entity does not own, directly or indirectly, any debt, equity or other ownership or financial interest in any other entity. No shares or other ownership or other interests, either of record, beneficially or equitably, in any entity are included in the Purchased Assets.
                    (c) Except as set forth on Schedule 5.3(c), the Sellers and/or their Affiliates do not operate at any location other than the Branches any business that is similar to the Businesses that are operated at any of the Branches.
               5.4 Noncontravention of Contemplated Transactions; Consents and Government Approvals.
                    (a) Except as set forth on Schedule 5.4(a), the execution, delivery and performance of this Agreement and the Transaction Documents delivered or to be delivered pursuant to this Agreement by the Sellers, as applicable, and the consummation thereof do not and will not (i) violate any Requirements of Law applicable to the Sellers or any Order to which the Sellers are subject or by which any of their respective properties are bound, (ii) conflict with, or result in the breach of, or constitute (or with or without the passage of time or the giving of notice or both could reasonably be expected to constitute) a default under any Permit, License, Unexpired Lease or material Contract of the Sellers related to any Business, (iii) result in the creation of any Adverse Claim upon any of the Businesses, any of the Purchased Assets, or any of the Assumed Liabilities, or (iv) violate the Selling Entity’s articles of incorporation, bylaws or any other agreement to which the Sellers are subject or by which any their properties are bound.
                    (b) Except for applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and except as set forth on Schedule 5.4(b), no Consent or Regulatory Approval (excluding required Licenses and Permits of the Buyer) is required for the Sellers to enter into and perform this Agreement or any of the Transaction Documents to be executed by the Sellers, or in connection with the Sellers’ consummation of the transactions contemplated by this Agreement.
               5.5 Financial Matters. Attached to this Agreement as Schedule 5.5 are the following financial statements of the Selling Entity (collectively, the “Financial Statements”): (a) audited balance sheets and the statements of income as of and for each of the twelve (12) months ended December 31, 2006 and 2005 (the “Year-End Financial Statements”); and (b) the unaudited balance sheets and statements of income as of and for the eight (8) months ended August 31, 2007 (referred to herein as the “Most Recent Financial Statements”). The Year-End Financial Statements have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) consistently applied through the periods involved and fairly present, in all material respects, the financial condition and results of operations of the Selling Entity as of and for the periods ended the date thereof. The Most Recent Financial Statements have been prepared on a cash basis of accounting consistently applied through the periods involved and fairly present, in all material respects, the financial condition and results of operations of the Selling Entity as of and for the periods ended the date thereof. The Financial Statements were prepared from, and properly reflect, the books and records of the Selling Entity, all of which books and records accurately and fairly reflect, in all material respects and in reasonable scope and detail, the revenues and expenses, assets and liabilities of the Selling Entity and such other information as is contained therein.
               5.6 Undisclosed Liabilities and Obligations. Except as set forth on Schedule 5.6, the Selling Entity has no Liabilities except to the extent reflected or reserved against in the Most Recent Financial Statements or incurred in the ordinary course of business consistent with past practice since the date of the Most Recent Financial Statements.
               5.7 No Changes. Except as set forth on Schedule 5.7, since December 31, 2006:
                    (a) the Sellers have operated the Businesses in the ordinary course in a manner consistent with past practices and paid and discharged, in accordance with past practice but not less than on a timely basis, all of the Selling Entity’s payables and other Liabilities;
                    (b) there has not been any development, event, change, circumstance or condition, whether considered alone or together any other one or more developments, changes, circumstances or conditions, that has had, or could have, a Material Adverse Effect upon any of (A) the Purchased Assets, (B) the nature and amount of the Assumed Liabilities, (C) the ability of the Sellers to satisfy and discharge fully the Retained Liabilities, (D) the business, prospects, operations, results of operations, liabilities or condition (financial or otherwise) of the Selling Entity, and (E) the ability of the Sellers to consummate the Transactions;
                    (c) there has not been any material loss, damage or destruction, whether covered by insurance or not, relating to or affecting the Businesses or the Purchased Assets;
                    (d) there has not been any increase in the compensation, salaries, commissions or wages payable or to become payable to any employees or agents of the Businesses, including any bonus or other employee benefit granted, made or accrued in respect of such employees or agents, or any increase in the number of such employees or agents (including any such increase or change pursuant to any Employee Benefit Plan, employment agreement or other commitment), except those granted, made or accrued in the ordinary course of business consistent with past practice;
                    (e) there has not been any labor dispute or disturbance relating to or affecting the Businesses, other than routine individual grievances that are not material to the conduct, financial condition, Purchased Assets, Liabilities, Business, prospects or operations of the Businesses;
                    (f) there has not been any increase in the Sellers’ investment in or receivable from any Affiliate of the Selling Entity;
                    (g) there has not been any indebtedness for borrowed money incurred, assumed or guaranteed by the Selling Entity, except in the ordinary course of business consistent with historical levels and past practice;
                    (h) there has not been any Lien made on any assets of the Businesses other than Permitted Liens;
                    (i) there has not been any entering into, amendment or early termination of any Contract relating to employment to which the Selling Entity is a party, or any entering into, amendment or early termination of any material Contract to which the Selling Entity is a party, or any release or waiver of any material claims or rights under any Contract to which the Selling Entity is a party, other than in the ordinary course of business;
                    (j) there has not been any loan or advance made by the Selling Entity to any person or entity, other than advances made in the ordinary course of the Businesses or to the Selling Entity’s employees in the ordinary course of business in accordance with past practice;
                    (k) there has not been any grant of credit by the Selling Entity to any customer (including any distributor) on terms or in amounts more favorable than those that have been extended to such customer in the past, any other change in the terms of any credit heretofore extended by the Selling Entity or any other change of the Selling Entity’s policies or practices with respect to the granting of credit;
                    (l) there has not been any discharge, satisfaction or agreement to satisfy or discharge any Liability of the Selling Entity, other than the discharge or satisfaction in the ordinary course of business of current Liabilities reflected on the face of the Most Recent Financial Statements and current Liabilities incurred since the date of the Most Recent Financial Statements in the ordinary course of business;
                    (m) there has not been any deferral, extension or failure to pay any of the Liabilities of the Selling Entity as when the same become due or any allowance of the level of the Liabilities of the Selling Entity to increase in any material respect or any prepayment of any of the Liabilities of the Selling Entity;
                    (n) the Sellers have not made any change to the financial or Tax accounting methods, principles or practices used by the Selling Entity, except to the extent required by GAAP;
                    (o) the Sellers have not sold, leased, exchanged, transferred or otherwise disposed or, or agreed to sell, lease, exchange, transfer or otherwise dispose of, any assets of the Selling Entity with an individual fair money value of $100,000 or more, in each case, or $250,000 in the aggregate which is not reflected in the Most Recent Financial Statements; and
                    (p) the Sellers have not entered into any Contract or written commitment to do any of the foregoing.
               5.8 Title to Properties.
                    (a) Except for (i) the properties and assets which are leased or licensed by the Sellers and identified with respect to each Branch on Schedule 1.1(b); (ii) the items of Software licensed to the Sellers and identified as such on Schedule 1.1(h); and (iii) the Leased Real Property on which each Branch and the corporate office is located, the Selling Entity has good and marketable title to all the Purchased Assets being sold by the Sellers to the Buyer, free and clear of all Adverse Claims, except the Permitted Liens. The Selling Entity has a valid and enforceable license, lease and right to use all assets included within the Purchased Assets which are either licensed or leased by the Selling Entity, and the Selling Entity enjoys peaceful and undisturbed possession thereunder.
                    (b) Except as otherwise identified on Schedule 5.8, all of the Purchased Assets being sold by the Sellers to the Buyer are located at the Sellers’ Branches or corporate offices, and the Purchased Assets constitute all of the assets, tangible and intangible, and include all of the leases, licenses and other agreements necessary to operate the business of the Selling Entity as presently conducted at each of the Sellers’ Branches. Except as otherwise expressly contemplated by the first sentence of this Section 5.8, no person or entity (including any Affiliate of the Sellers) owns or has any right or interest in any of the Purchased Assets used in connection with any of the Businesses.
               5.9 Real Estate.
                    (a) The Sellers do not own any real property used in the Business. The only real property used by the Selling Entity are the Branches and the corporate office, each of which is leased pursuant to the leases identified on Schedule 1.1(b) (collectively, the “Leased Real Property” or the “Real Property”).
                    (b) To the Sellers’ Knowledge, none of the Unexpired Leases and no extract or memorandum therefor has been recorded or filed with any recording or filing office of any jurisdiction by the Sellers and by the landlord thereunder.
                    (c) To Seller’s Knowledge (provided that this knowledge qualifier shall not apply in the case of improvements made by a Seller), all buildings, structures, fixtures and improvements, and all mechanical and operating systems comprising a part of the Real Property are structurally sound, in compliance with all material Requirements of Law and restrictive covenants, easements and any similar instruments and agreements pertaining thereto and in good condition, ordinary wear and tear excepted, and are sufficient to carry on the Businesses as conducted thereon. The Sellers are not aware of any uncured deficiencies by any landlord for any of the Branches and the Sellers have given the landlords all notices required to be given under the Assumed Leases.

                    (d) All utilities and services currently provided to the Branches, including alarm services, if any, are adequate for use in the Businesses as currently conducted thereon.
                    (e) The use and operation of the Branches are in conformance with all applicable Requirements of Law, Orders and Permits, except where failure to conform with applicable Requirements of Law, Orders and permits would not have a Material Adverse Effect on the Purchased Assets or Businesses. All utility charges previously due prior to the Effective Date and payable with respect to each Branch have been fully paid.
                    (f) To Sellers’ Knowledge, there are currently no restrictions on entrance to or exit from any of the Branches to adjacent public streets and highways and, to the Sellers’ Knowledge, no conditions exist that will result in the termination of the present access to and from any of the Branches to existing public streets and highways.
                    (g) To Sellers’ Knowledge, there are no proposed reassessments (other than regular periodic reassessments required by statute) of any of the Real Property by any Governmental or Regulatory Authority and there are no contingencies existing under which any assessment for real estate taxes may be retroactively filed against the Real Property.
                    (h) The Sellers have never received written notice of default in the performance, observance or fulfillment of any material obligation, covenant or condition contained in any Lease, easement, restrictive covenant or any similar instrument or agreement affecting any of the Real Property, which have not been cured or otherwise resolved to the reasonable satisfaction of the applicable landlord, landowner or governmental authority.
                    (i) To the Sellers’ Knowledge, there are no condemnation, appropriation or other proceedings involving any taking of any of the Branches pending or threatened.
                    (j) The Sellers have provided or caused to be provided to the Buyer true and complete copies of each Unexpired Lease.
                    (k) Except as set forth on Schedule 5.9, no work has been performed on or materials supplied to the Real Property within any applicable statutory period which will give rise to mechanics’ or materialmen’s liens.
                    (l) Except as set forth on Schedule 5.9, no notices to governmental agencies, Permits, licenses, approvals, taxes or fees (other than recording fees) are required to be filed, secured or paid for respecting either (i) the transfer of the leases of the Leased Real Property from the Sellers to the Buyer (other than landlord consents to assignment) as set forth in this Agreement or (ii) the entering of the Sellers and the Buyer into the Lease Agreements.
                    (m) To the Sellers’ Knowledge, there have been no occurrences or actions at any of the Leased Real Property during the respective lease terms for such Leased

Real Property that would form the basis for any claims, actions or legal proceedings by the respective landlords or any other third parties.
               5.10 Condition of Purchased Assets. The Purchased Assets are currently being used to carry on the Business as currently conducted and are in good condition and repair, ordinary wear and tear and obsolescence excepted. The operation and the use of the Purchased Assets are in conformance with all applicable Requirements of Law, Orders and Permits, except where failure to do so would not have a Material Adverse Effect on the Purchased Assets or the Businesses.
               5.11 Environmental. To the Knowledge of Sellers, there have occurred no events, conditions, circumstances, activities, practices, incidents, or actions that may give rise to any common law or statutory liability, or otherwise form the basis for any Legal Proceeding (as defined in Section 5.14), Order, remedial or responsive action, or study or investigation involving or relating to the Sellers or any Branch, based upon or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment of any pollutants, contaminants, chemicals or hazardous substances.
               5.12 Contracts and Commitments. Schedule 1.1(c) lists all Assumed Contracts other than the Unexpired Leases. True and complete copies of all written Contracts so listed have been delivered to the Buyer. In addition, Schedule 5.12 contains a true and complete description by the Sellers of all of the material terms of all oral Contracts, if any, included on Schedule 1.1(c). The Sellers are not and, to the Sellers’ Knowledge, all other parties to any Unexpired Lease or Assumed Contract are not in breach of, or default under, any provision thereof, and no event has occurred which with or without the passage of time or the giving of notice or both would constitute a breach or default thereunder with respect to the Sellers and, to the Sellers’ Knowledge, with respect to such other parties to such Assumed Contracts and Unexpired Leases. No party to any Unexpired Lease or Assumed Contract has provided the Sellers with notice of such party’s intention to terminate or withdraw its participation in any Unexpired Lease or Assumed Contract. All copies of each written Assumed Contract delivered to the Buyer and the descriptions of each oral Contract contained in Schedule 1.1(c) contain and describe the entire agreement between the parties to such Contract as to the subject matter of such Contract, and there have been no waivers, forbearances or modifications of any kind whatsoever to the express terms set forth in such written Contract or as described with respect to such oral Contract.
               5.13 Patents, Trademarks, Copyrights and Domains. The Sellers do not own any patents or any patent applications. Schedules 1.1(f) and 1.1(g) contain complete and correct lists of all Copyrights, Trademarks and Domains owned or used by the Sellers in the conduct of the Businesses. Schedule 1.1(h) contains a complete and correct list of all Software used in the operations of the Businesses. Except as set forth on Schedule 5.13, the Sellers have no obligation to make any payments by way of royalties, fees, or otherwise to any owner or licensor of, or other claimant to, any Copyright, Trademark or Domain on account of the Sellers’ conduct of the Businesses. To the Sellers’ Knowledge, the Sellers are not infringing or misappropriating, and the Sellers have not infringed upon or misappropriated, the rights of any other person or entity in connection with the operation of the Businesses.

               5.14 Pending Litigation, Proceedings or Investigations. Except as set forth on Schedule 5.14, there is no suit, action, asserted claim, arbitration, grievance, litigation, administrative or other proceeding (a “Legal Proceeding”) pending or, to the Sellers’ Knowledge, threatened, against or related to the Selling Entity, the Businesses, the Assumed Liabilities or the Purchased Assets or which could adversely affect or restrict the ability of the Sellers to consummate fully the transactions contemplated by this Agreement. Schedule 5.14 also contains a true and complete list of all Orders to which the Sellers or, to the extent relating to the Sellers or the Businesses, are subject or by which any of their respective properties are bound.
               5.15 Absence of Restrictions; Compliance with Laws; Permits. Except as set forth on Schedule 5.15, the Sellers are not subject to any Assumed Contract or Unexpired Lease that has the effect of limiting the Sellers’ right to engage or compete with any person or entity in any business. The Sellers have operated the Businesses in compliance with all Requirements of Law (including, without limitation, Chapter 560, Florida Statutes) and are not in violation of, or in default under, any Requirement of Law applicable to the Sellers or any Order issued or pending against the Sellers or by which the Sellers or any of their respective properties are bound. The Sellers have obtained or filed all Permits and Licenses that are required for the operation of the Businesses and the Branches. Schedule 1.1(j) contains a complete and accurate list, by Branch, of all of the Sellers’ Permits and Licenses. All such Permits and Licenses were made in accordance with applicable Requirements of Law when obtained or filed. Except as set forth on Schedule 5.15, no deficiencies have been asserted by any Governmental or Regulatory Authority with respect to any Permit or License or applicable Requirements of Law that has not been finally resolved. All Permits and Licenses are valid and in full force and no revocation, cancellation, or withdrawal thereof has been effected or threatened, and the Businesses have at all times been operated in compliance with such Permits or Licenses.
               5.16 Deferred Presentment Agreements to Customers.
                    (a) Schedule 1.1(a)(i) will, as of the Closing Date, contain a complete and accurate listing of each Deferred Presentment Agreement outstanding as of the Closing Date within each Branch, indicating the due date of the Deferred Presentment Agreement and whether any Deferred Presentment Agreement is in default.
                    (b) There has been no fraud, dishonesty or misrepresentation on the part of the Sellers, and the Sellers have no knowledge that they have entered into any Deferred Presentment Agreements in which there was fraud, dishonesty or misrepresentation on the part of any Customer.
                    (c) No Deferred Presentment Agreement is subject to any legally enforceable right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of any Deferred Presentment Agreement, or the exercise of any right thereunder, render such Deferred Presentment Agreement unenforceable, in whole or in part, or subject such Deferred Presentment Agreement to any legally enforceable right of rescission, set-off, counterclaim or defense, including the defense of usury and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto.

                    (d) All Requirements of Law including usury, truth in lending, consumer credit protection, equal credit opportunity or disclosure laws applicable to the origination and servicing and collection of each Deferred Presentment Agreement have been complied with in all material respects.
                    (e) The Sellers have no knowledge that (i) any Deferred Presentment Agreement is not genuine or not a legal, valid and binding obligation of the Customer thereof, nor that (ii) any Deferred Presentment Agreement is unenforceable in accordance with its terms.
                    (f) The Sellers have no knowledge that (i) any of its Customers lacked legal capacity to enter into a Deferred Presentment Agreement, (ii) any Deferred Presentment Agreement was not duly and properly executed by the Customer or (iii) any proceeds of any Deferred Presentment Agreement were not duly disbursed.
                    (g) All parties which have had any interest in any Deferred Presentment Agreement, whether as assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable “doing business” and licensing Requirements of Law.
                    (h) The Sellers have not waived any default, breach, violation or event of acceleration under any Deferred Presentment Agreement. Schedule 5.16(h) sets forth a complete and accurate list of all Deferred Presentment Agreements that are in default as of the Closing Date (with the schedule to be provided as of the Closing Date).
                    (i) The number of Customers of the Selling Entity that filed for protection under a bankruptcy proceeding following the origination of a currently outstanding Deferred Presentment Agreement is not materially and disproportionately larger than the number of Customers of Selling Entity that have historically filed for bankruptcy protection prior to the date of this Agreement following the execution of a Deferred Presentment Agreement by such Customers.
                    (j) No Deferred Presentment Agreement is secured by any collateral.
                    (k) Each Customer has received all disclosures required by all applicable Requirements of Law with respect to deferred presentment transactions of the same type as the Deferred Presentment Agreement made to such Customer and any rescission materials required by all applicable Requirements of Law.
                    (l) The Selling Entity is the sole owner and holder of the Deferred Presentment Agreements originated by the Selling Entity. No Deferred Presentment Agreement has been assigned or pledged by the Selling Entity (excluding liens filed by Wachovia Bank National Association in connection with the Selling Entity’s line of credit with such lienholder, all of which liens shall be terminated as of Closing), and the Selling Entity has good and marketable title thereto, free and clear of all Adverse Claims, except for Permitted Liens. The Sellers have full right to transfer and sell each Deferred Presentment Agreement to the Buyer, free and clear of Adverse Claims, except for Permitted Liens, and have full right and authority, subject to no interest or participation in, or agreement with any other person or entity to sell or otherwise transfer such Deferred Presentment Agreement. The sale of each Deferred Presentment Agreement as and in the manner contemplated by this Agreement is sufficient to fully transfer to the Buyer all right, title and interest of the Selling Entity thereto as noteholder.
                    (m) Each Deferred Presentment Agreement was underwritten in accordance with the Sellers’ processes, procedures and guidelines for the making of such Deferred Presentment Agreements in effect at the time of origination, and supported by appropriate documentation contained in the file for such Deferred Presentment Agreement. With respect to each Deferred Presentment Agreement, the Sellers maintain a file which contains the original Deferred Presentment Agreement and evidence, in accordance with applicable Requirements of Law, of all disclosures to, and acknowledgments by, the borrower with respect to the terms and conditions of such Deferred Presentment Agreement.
                    (n) No Customer has notified the Sellers, and no relief has been requested or allowed to any Customer, under the Servicemen’s Civil Relief Act, except as set forth on Schedule 5.16(n).
               5.17 Solvency. On and as of the date of this Agreement, and after giving effect to the Closing and the other Transactions, the Sellers are not, nor will be, insolvent as defined in, or otherwise in a condition which could render any transfer or conveyance made by the Sellers avoidable or fraudulent pursuant to, any Requirement of Law pertaining to bankruptcy, insolvency or creditors’ rights generally or relating to fraudulent conveyances, fraudulent transfers or preferences. The Sellers are receiving reasonably equivalent value and consideration from the Buyer for the Purchased Assets being sold by the Sellers and are not selling such Purchased Assets to the Buyer with the intent to hinder, delay or defraud any of their creditors.
               5.18 No Brokers. The Sellers have not engaged any person or entity as a broker, finder or intermediary for or on account of any of the Transactions.
               5.19 Receivables. Other than the Deferred Presentment Agreements and Returned Checks, the Sellers have no Receivables.
               5.20 Tax Matters. The Selling Entity has duly and timely filed all Tax Returns required to be filed by it. The Sellers have provided the Buyer with true and complete copies of all federal and state income Tax Returns for the Selling Entity for the tax years ended December 31, 2006, 2005 and 2004. Each Tax Return filed by the Selling Entity was true and complete in all material respects when filed. The Selling Entity has fully paid all Taxes that were due and payable, or asserted or claimed to be due and payable by any federal, state or local tax authority from the Selling Entity for the period covered by the applicable Tax Returns or any statement or other document issued by any such tax authority. The Sellers have not received any outstanding and unresolved notices from the IRS or any other governmental or regulatory authority of any proposed examination or of any proposed change in reported information relating to the Selling Entity except as set forth on Schedule 5.20. There are no Adverse Claims of any kind for Taxes upon any of the Purchased Assets other than for those Adverse Claims for Taxes not yet due and payable. The Selling Entity has complied with all applicable

Requirements of Law relating to the payment and withholding of Taxes (including withholding Taxes pursuant to Sections 1441 and 1442 of the Code). All monies that the Selling Entity is required by applicable Requirement of Law to collect or withhold from the employees of the Selling Entity for income Taxes, social security and other payroll Taxes, or from independent contractors, shareholders or other third parties, have, within the time and manner presented by applicable Requirement of Law, been collected or withheld, and paid to the respective governmental or regulatory authority.
               5.21 Officers and Directors. Except as set forth on Schedule 5.21 attached to this Agreement, none of the officers, directors or shareholders of the Selling Entity has, within the past five (5) years:
                    (a) been convicted of, or pled guilty or no contest to, any crime (other than traffic offenses and other minor offenses);
                    (b) been named as a subject of any criminal Legal Proceeding (other than for traffic offenses and other minor offenses);
                    (c) been the subject of any Order or sanction relating to an alleged violation of, or otherwise found by any governmental or regulatory authority to have violated: (i) any Requirement of Law relating to consumer lending, (ii) any Requirement of Law respecting financial institutions, insurance companies, or fiduciary duties owed to any person or entity, (iii) any Requirement of Law prohibiting fraud (including mail fraud or wire fraud); or
                    (d) been the subject of any Order enjoining or otherwise prohibiting him or her from engaging in any type of business activity.
During the past five (5) years, (i) no petition under the Federal bankruptcy laws or any state insolvency or similar law has been filed by or against, and (ii) no receiver, conservator, fiscal agent or similar officer has been appointed for, the Selling Entity, the officers, directors, or shareholders of the Selling Entity or any partnership in which any of the foregoing individuals was a general partner or any entity of which any of the foregoing individuals was a director or an executive officer or had a position having similar powers and authority at or within two (2) years of the date of such filing or appointment.
               5.22 Additional Employee Matters. The information contained in Section 4.3 is true and complete in all material respects. Each Employee’s employment by the Sellers is “at-will.” The Sellers have no obligation to pay any Employee any severance or similar payments. No Seller is a party to or bound by any collective bargaining agreement and no collective bargaining agreement covering the Sellers’ employees is currently being negotiated. To the Sellers’ Knowledge, there are no threatened or contemplated attempts to organize for collective bargaining purposes any of the Sellers’ employees. There is no, and since January 1, 2002, there has been no, work stoppage, strike, slowdown, picketing or other labor disturbance or controversy by or with respect to the Sellers’ employees or former employees. In addition, except as set forth on Schedule 5.22, no dispute with or claim against the Sellers relating to any labor or employment matter including employment practices, discrimination, terms and conditions of employment, or wages and hours is outstanding or, to the Sellers’

Knowledge, is threatened. There is no claim or petition pending before, and at no time since January 1, 2005, has there been, any claim or petition made to, any governmental or regulatory authority including the National Labor Relations Board or the Equal Employment Opportunity Commission against the Sellers with respect to any labor or employment matter, except as set forth on Schedule 5.22.
               5.23 Employee Benefit Plans.
                    (a) No action or failure to take an action by the Sellers, any Affiliate of the Sellers (including Affiliates by reason of Sections 414(b), 414(c) or 414(m) of the Code (“ERISA Affiliates”)), or any other person, and no facts or circumstances exist that, could directly or indirectly subject the Buyer or any of its Affiliates (or any of their employees or directors) to any Liability of any nature with respect to any pension, profit-sharing, welfare, hospitalization, insurance, bonus, incentive, perquisite, paid time off, severance, employment or other benefit plan, policy, practice or agreement which is now, or has been at any time, sponsored, maintained, contributed to, or required to be contributed to by the Sellers or any of their ERISA Affiliates, to which the Sellers or any of their ERISA Affiliates are a party, or with respect to which the Sellers or any of their ERISA Affiliates has or could have any Liability of any nature (each such plan, policy, practice or agreement is referred to herein as a “Benefit Plan”).
                    (b) The only Benefit Plan sponsored or maintained by the Sellers that is subject to ERISA is CCS Financial Services, Inc. 401(k) Profit Sharing Plan. A true and complete copy of such Benefit Plan has been provided to the Buyer. Neither the Sellers nor any ERISA Affiliate has ever sponsored, maintained, contributed to or had any obligation to contribute to any Benefit Plan subject to Section 412 of the Code, or Title IV of ERISA, or intended to be qualified under Section 401(a) of the Code. No Employee is employed outside the United States, and no Benefit Plan is subject to the laws of any foreign jurisdiction.
                    (c) Except as set forth on Schedule 5.23(c)(1), there are no current or former employees of the Selling Entity who are on leave of absence under either of the Uniformed Services Employment or Reemployment Rights Act or the Family Medical Leave Act. Schedule 5.23(c)(2) reflects: (i) each individual who has elected or has a right to elect continuation coverage under any Employee Benefit Plan pursuant to COBRA (29 U.S.C. §§1161 to 1169), as amended; and (ii) the date and type of each such individual’s qualifying event (as defined in 29 U.S.C. §1163).
                    (d) Excluding (i) death benefits or retirement benefits under any Employee Benefit Plan that is qualified under Section 401(a) of the Code and (ii) benefits, the full cost of which is borne by the current or former employee (or his beneficiary), no Employee Benefit Plan provides benefits, including death or medical benefits (whether or not insured), with respect to current or former employees after retirement or other termination of service.
               5.24 Accuracy and Completeness of Information. All written information furnished to the Buyer by the Sellers that is set forth in this Agreement or in any schedule to this Agreement (“Written Information”) is, and if furnished after the date of this

Agreement, will be, true and correct in all material respects and does not, and if furnished after the date of this Agreement, shall not, contain any untrue statement of material fact or fail to state any material fact necessary to make such Written Information, in the context and under the circumstances in which it is made, not misleading.
               5.25 FIRTPA. No Seller is a “foreign person,” “foreign corporation” or “foreign partnership” within the meaning of Section 1445 of the Code and the regulations thereunder.
               5.26 Insurance. Set forth in Schedule 5.26 is a complete and accurate list and description of all policies of fire, liability, product liability, workers compensation, health and other forms of insurance presently in effect with respect to the Businesses, the Purchased Assets and the Real Property (each a “Policy” and collectively, the “Policies”), true and correct copies of which have heretofore been delivered to the Buyer. Schedule 5.26 includes, without limitation, the carrier, the description of coverage, the limits of coverage, retention or deductible amounts, amount of annual premiums, date of expiration and the date through which premiums have been paid with respect to each such Policy, and any pending claims in excess of $50,000. All such Policies are valid, outstanding and enforceable policies and provide insurance coverage for the Real Property, the Purchased Assets and operations of the Selling Entity. Schedule 5.26 indicates each Policy as to which (a) the coverage limit has been reached or (b) the total incurred losses to date equal 75% or more of the coverage limit. No notice of cancellation, termination or refusal to renew has been received with respect to any such Policy, and no Seller has knowledge of any act or omission of the Selling Entity which could reasonably be expected to result in cancellation of any such Policy prior to its scheduled expiration date. The Selling Entity has not been refused any insurance with respect to any aspect of the operations of the Businesses nor has its coverage been limited by any insurance carrier to which it has applied for insurance or with which it has carried insurance during the last three years. The Selling Entity has duly and timely made all claims it has been entitled to make under each Policy of insurance, except for claims that have otherwise been resolved or as to which the Selling Entity is making good faith commercially reasonable efforts to resolve. Since January 1, 2005, all products liability and general liability Policies maintained by or for the benefit of the Selling Entity have been “occurrence” Policies and not “claims made” Policies. There is no claim by the Selling Entity pending under any such Policies as to which coverage has been questioned, denied or disputed by the underwriters of such Policies, and no Seller knows of any basis for denial of any claim under any such Policy. No Seller has received any written notice from or on behalf of any insurance carrier issuing any such Policy that insurance rates therefor will hereafter be substantially increased (except to the extent that insurance rates may be increased for all similarly situated risks) or that there will hereafter be a cancellation or an increase in a deductible (or an increase in premiums in order to maintain an existing deductible) or nonrenewal of any such Policy. Such Policies are sufficient in all material respects for compliance by the Selling Entity with all Requirements of Law and with the requirements of all material Contracts to which the Selling Entity is a party.
               5.27 Affiliates’ Relationships to Selling Entity.

                    (a) Contracts With Affiliates. All leases, contracts, agreements or other arrangements between the Selling Entity and any of its Affiliates are described on Schedule 5.27(a).
                    (b) No Adverse Interests. No Affiliate has any direct or indirect interest in (i) any entity which does business with the Selling Entity or is competitive with the Businesses, or (ii) any property, asset or right which is used by the Selling Entity in the conduct of the Businesses.
                    (c) Obligations. All obligations of any Affiliate of the Selling Entity to the Selling Entity, and all obligations of the Selling Entity to any Affiliate of the Selling Entity, are listed on Schedule 5.27(c).
          6. Representations and Warranties of the Buyer. The Buyer represents and warrants to the Sellers as follows:
               6.1 Organization and Standing of Buyer. The Buyer (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and (ii) has the authority to engage in the Businesses.
               6.2 Authorization. The execution, delivery and performance by the Buyer of this Agreement, the Transaction Documents to be entered into and performed by the Buyer and the Transactions have been duly authorized by all necessary organizational action on the part of the Buyer. This Agreement and each of the Transaction Documents entered into by the Buyer or to be entered into or performed by the Buyer have been duly entered into by the Buyer and constitute the legal, valid and binding obligations of the Buyer, enforceable against the Buyer in accordance with their terms, except as may be limited by (i) bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and (ii) equitable principles of general applicability.
               6.3 Noncontravention of Contemplated Transactions; Consents and Government Approvals. The execution, delivery and performance of this Agreement and the Transaction Documents delivered or to be delivered pursuant to this Agreement by the Buyer and the consummation thereof do not and will not: (i) violate any Requirements of Law applicable to the Buyer or any Order to which the Buyer is subject or by which the Buyer’s properties are bound; or (ii) conflict with, or result in the breach of, or constitute (or with or without the passage of time or the giving of notice or both might constitute) a default under any material contract of the Buyer, or (iii) violate the Buyer’s certificate of incorporation or bylaws. Except for applicable requirements of the HSR Act and as set forth on Schedule 6.3, no Consent or Regulatory Approval is required for the Buyer’s entering into and performance of this Agreement or any of the Transaction Documents to be executed by the Buyer or in connection with the Buyer’s consummation of the transactions contemplated by this Agreement.
               6.4 Authority; Finances. The Buyer has full authority to act for itself, and the Buyer is financially capable of consummating each obligation of the Buyer under the Transaction Documents.

               6.5 No Brokers. The Buyer has not engaged any person or entity as a broker, finder, or intermediate for or on account of any of the Transactions.
          7. Transfer Taxes and Fees. The Sellers shall pay all transfer, documentary, sales, use, stamp, registration and other Taxes and fees, if any, which may be payable with respect to the Transactions and will file all Tax Returns and documentation related thereto. If required by applicable law, the Buyer will join in the execution of any such Tax Return and other documentation. Additionally, Buyer shall reimburse Sellers up to $25,000 in out-of-pocket costs actually incurred by Sellers and paid to landlords under Unexpired Leases in order to obtain Consent and Estoppel Certificates from such landlords with respect to the Unexpired Leases. Buyer will be responsible for all costs and expenses incurred by Buyer in connection with obtaining any required licenses necessary to own and operate the Businesses from and after Closing, including without limitation any occupational licenses from local governments and any licenses required from the Florida Office of Financial Regulation.
          8. Covenants Prior to the Closing.
               8.1 Pre-Closing Access to Information. From the date hereof until the Closing, except as prohibited by applicable Law, the Sellers shall, and shall cause all of the Selling Entity’s officers, employees, agents, independent accountants and advisors to, furnish to the Buyer and its representatives, at reasonable times and places, (a) such access to the Branches as the Buyer may from time to time reasonably request, (b) such access to the assets, books and records of the Sellers as the Buyer may from time to time reasonably request and (c) such access to financial and operating data and other information relating to the Sellers as the Buyer may from time to time reasonably request, including access to the work papers of the Sellers’ independent auditors (with the consent of such auditors, which the Sellers obtained prior to the date hereof); provided, that any such access shall be limited to normal business hours upon the reasonable prior written request of the Buyer and shall not be conducted in a manner to interfere with the Selling Entity’s operations. The Buyer shall be entitled to inspect, examine, audit and photocopy all of such documents. In addition, during such period, with the prior consent of the Selling Entity in each instance (which consent shall not be unreasonably withheld or delayed), the Buyer and its representatives shall have access to suppliers, customers, officers, employees and agents of the Sellers and others having business dealings with the Sellers for the purpose of performing the Buyer’s due diligence investigation.
               8.2 Conduct of Business Pending the Closing. From the date hereof until the Closing, except as required or contemplated by the express terms of this Agreement and except for any actions taken by the Sellers of the type set forth in Schedule 8.2 or otherwise consented to by the Buyer in writing:
                    (a) No Changes. The Sellers will carry on the Businesses in the same manner as heretofore and will not make or institute any material changes in the methods of purchase, sale, management, accounting or operation. Subject to applicable Law, the Sellers will use reasonable efforts to keep the Buyer informed as to the operations and activities of the Sellers and consult with representatives of the Buyer on important matters relating to or affecting the Sellers’ Businesses, assets or Liabilities.

                    (b) Maintain Organization. The Sellers will take such action as is reasonably necessary to maintain, preserve, renew and keep in favor and effect the existence, rights, qualifications, licenses, permits, consents, authorizations, and regulations of the Sellers. The Sellers will use their best efforts to preserve the Businesses intact, to keep available to the Buyer their current employees and to preserve for the Buyer their current relationships with suppliers, customers, officers, employees and agents of the Sellers and others having business dealings with the Sellers.
                    (c) No Breach. The Sellers will not do or omit any act that (i) may cause a breach of any Contract or result in Liability of the Sellers that in either case is material to the Sellers, (ii) may breach any representation or warranty made by the Sellers in this Agreement or (iii) would have required disclosure in Schedule 5.7 had it occurred after the date set forth in Section 5.7 and prior to the date hereof.
                    (d) No Material Contracts. Subject to applicable Law, the Sellers will not enter into Contracts of any type, except for Contracts that satisfy each of the following criteria: (i) Contracts (including lease renewals) that are in the ordinary course of business and consistent with past practice; and (ii) Contracts that would not require disclosure in any schedule attached to this Agreement had they been in existence on the date hereof. Subject to applicable Law, the Sellers will not amend in any material respect or terminate Contracts of any type, or waive any material rights thereunder, other than in the ordinary course of business.
                    (e) No Corporate Changes. No Seller will amend its charter, bylaws or similar organizational documents or make any changes in its authorized or issued capital stock. The Sellers will not issue any additional capital stock or enter into any Contract to issue any additional capital stock.
                    (f) No Capital Expenditures. The Sellers will not make any capital expenditure, nor commit to make any capital expenditure, in excess of One Hundred Fifty Thousand Dollars ($150,000) (or its foreign currency equivalent as of the date hereof), except pursuant to a Contract disclosed in Schedules 1.1(c) or 5.12.
                    (g) Maintenance of Insurance. The Sellers will maintain each insurance policy in effect as of the date of this Agreement.
                    (h) Maintenance of Property. The Sellers will use, operate, maintain and repair all of their assets in a normal business manner consistent with past practices. The Sellers will not sell, lease, grant or otherwise transfer or dispose of any of their assets, except for the sale of inventory items in the ordinary course of business.
                    (i) Interim Financials. The Sellers will provide the Buyer with such interim monthly financial statements of the Selling Entity and other management reports as the Sellers have prepared and used in the ordinary course of managing the Businesses and measuring and reporting its operating results, as and when they are available. Such financial statements shall be prepared in accordance with the representations for the Most Recent Financial Statements set forth in Section 5.5.

                    (j) No Negotiations. No Seller will directly or indirectly (through a representative or otherwise) solicit or furnish any information to, commence or conduct presently ongoing negotiations with or enter into any Contract with any person or entity other than the Buyer relating to the sale or other disposition of all or any material portion of the assets of the Sellers or of all or any portion of the capital stock of the Sellers, in each case, whether directly or indirectly, or by merger, sale of stock, reorganization, recapitalization or otherwise (an “Acquisition Proposal”), and the Sellers will immediately provide the Buyer written notice of any such Acquisition Proposal and the terms thereof.
                    (k) Trade Rights. The Sellers will not negotiate or enter into any license of any Trade Right that is used in the operations of any Business, whether as licensor or as licensee, but the Sellers will make all filings and payments, and complete all other action, necessary after the date hereof and prior to the Closing to obtain and perfect the Sellers’ rights in and to all Trade Rights that are used in the operations of the Businesses (but only to the extent that Selling Entity has already commenced efforts prior to the Effective Date to obtain and perfect such rights).
                    (l) Tax Elections. The Sellers will not make any elections with respect to Taxes or any changes in the current elections made with respect to Taxes.
                    (m) Location of Inventory. The Sellers will not process, use or store any inventory at any location other than the Branches or the Selling Entity’s corporate office.
                    (n) No Transfer of Shares. No Selling Shareholder will transfer or attempt to transfer any capital stock in the Selling Entity; the Selling Entity will refuse to accept any certificates for any capital stock to be transferred or otherwise allow any such transfer to occur upon its books; and the Selling Entity will not transfer or attempt to transfer any of the capital stock of the Selling Entity.
               8.3 Further Actions. Subject to the terms and conditions hereof, the Sellers and the Buyer shall use their best efforts to take, or cause to be taken, all action and to do, or cause to be done, and to cooperate fully with the other party with respect to, all things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby, including using their best efforts (a) to obtain prior to the Closing all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities and parties to Contracts with the Sellers that are necessary for the consummation of the transactions contemplated hereby and (b) to effect all necessary registrations and filings (other than the filings contemplated by Section 8.4). With regard to consents from third parties to the Contracts set forth in Schedule 5.12, the Sellers shall initiate contact to obtain such consents only in conjunction and cooperation with the Buyer.
               8.4 Certain Filings. To the extent such filings have not been made prior to the date hereof, each Party shall make or cause to be made, in cooperation with the other Parties and to the extent applicable and as promptly as practicable, (a) an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby (which filing shall be made in any event within five (5) business days following the Effective Date) and (b) all other necessary filings with other Governmental Entities relating to the transactions contemplated hereby; provided, however, that the Buyer shall each pay One Hundred Percent (100%) of the filing fees in connection with Buyer’s and Seller’s filings under the HSR Act. Each Party shall use its best efforts to respond to any requests for additional information made by the Federal Trade Commission, the United States Department of Justice or any other Governmental Entity, to take all actions necessary to obtain any required approvals of the Federal Trade Commission, the United States Department of Justice or any other Governmental Entity, to cause any applicable waiting periods under the HSR Act to terminate or expire at the earliest possible date and to resist in good faith, at each of their respective cost and expense (including the institution or defense of legal proceedings), any assertion that the transactions contemplated hereby constitute a violation of the antitrust Laws, all to the end of expediting consummation of the transactions contemplated hereby; provided, however, that nothing in this Agreement shall require that the Buyer divest, sell or hold separate any of its or its Affiliates’ (including, for this purpose, the Selling Entity’s) assets, businesses or properties or enter into a consent decree or assume any other obligations with respect to the ongoing operations of the Buyer and/or its Affiliates (including, for this purpose, the Selling Entity). The Buyer shall consult with the Selling Entity, and the Sellers shall consult with the Buyer, prior to any meetings, by telephone or in person, with the staff of the Federal Trade Commission, the United States Department of Justice or any other Governmental Entity regarding the transactions contemplated hereby, and each Party shall have the right to have a representative present at any such meeting.
               8.5 Estoppel and Consent Certificates. Not less than five (5) calendar days prior to the Closing but subject to Section 1.3(b) of this Agreement, the Sellers shall provide to the Buyer an estoppel certificate or status letter from the landlord under each lease of Real Property (except for the Restricted Branches), in form and substance reasonably satisfactory to the Buyer and the Selling Entity, certifying that (a) the lease is valid and in full force and effect, (b) the amounts payable by the Sellers under the lease and the date to which the same have been paid, (c) whether there are, to the knowledge of such landlord, any defaults thereunder and, if so, specifying the nature thereof, (d) the transactions contemplated hereby will not constitute default under the lease and (e) if reasonably requested by the Buyer, the landlord consents to the transactions contemplated by this Agreement in respect of the lease (an “Estoppel and Consent Certificate”).
               8.6 Tax Certificates. The Sellers shall cooperate fully with the Buyer to the extent necessary for the Buyer to obtain information regarding unpaid Taxes, if any, of the Sellers. At or prior to the Closing, the Sellers shall request and shall cause to be sent to, or on receipt, delivered to, the Buyer a sales tax clearance or similar certificate from the appropriate Governmental Entity in each jurisdiction in which the Sellers is obligated to pay sales Taxes.
               8.7 Notification. Prior to the Closing, the Sellers shall promptly notify the Buyer (after the Sellers have notice thereof), and the Buyer shall promptly notify the Selling Entity (after the Buyer has notice thereof), and keep such other Parties advised, as to any Litigation pending and known to such Party or, to its actual knowledge, threatened against such Party that challenges the transactions contemplated hereby. In addition, prior to the Closing, the Sellers shall promptly notify the Buyer (after the Sellers have notice thereof), and keep the Buyer advised, as to any Material Adverse Effect or change in the conduct, financial condition, assets, Liabilities, business, prospects or operations of the Selling Entity.
               8.8 Disclosure. The Sellers shall promptly notify the Buyer in writing with respect to any matter hereafter arising or discovered that, if existing or known on the date hereof, would have been required to be set forth or described in any schedule attached to this Agreement on the date hereof or would cause the representations and warranties of the Sellers made pursuant to this Agreement not to be true, correct and complete as of the date hereof or the date on which such matter arose or was discovered, but no such disclosure shall cure any breach of any representation or warranty. For purposes of determining the accuracy of the representations and warranties of the Sellers made pursuant to this Agreement, the schedules attached to this Agreement shall be deemed to include only that information contained therein on the date hereof, and shall be deemed to exclude any information contained in any notification to the Buyer pursuant to this Section 8.8 or otherwise.
          9. Conditions Precedent to Buyer’s Obligations. Each and every obligation of the Buyer to be performed on the Closing Date shall be subject to the satisfaction prior to or at the Closing of each of the following conditions:
               9.1 Representations and Warranties True on the Closing Date. Each of the representations and warranties made by the Sellers in this Agreement, and the statements contained in the schedules attached to this Agreement or in any instrument, list, certificate or writing delivered by the Sellers pursuant to this Agreement, shall be true and correct in all material respects when made and shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made or given on and as of the Closing Date, except for any changes permitted by the terms of this Agreement or consented to in writing by the Buyer and except for those representations and warranties that are made as of a particular date.
               9.2 Compliance With Agreement. The Sellers in all material respects shall have performed and complied with all of their agreements and obligations under this Agreement which are to be performed or complied with by them prior to or on the Closing Date, including without limitation the delivery of the closing documents specified in Section 11.1 and the delivery of Schedule 1.1(a)(i), Schedule 1.1(a)(ii), and Schedule 2.5 (with each of such schedules being reasonably acceptable to Buyer).
               9.3 Absence of Litigation. No Litigation shall have been commenced or threatened, and no investigation by any Government Entity shall have been commenced, against any Party or any of the Affiliates, officers or directors of any of them, with respect to the transactions contemplated hereby.
               9.4 Consents and Approvals. Subject to Section 1.3(b), all approvals, consents and waivers (including all Consents or Regulatory Approvals and all Estoppel and Consent Certificates, except for the Restricted Branches) that are required to effect the transactions contemplated hereby shall have been received, and executed counterparts thereof shall have been delivered to the Buyer prior to the Closing.

               9.5 Hart-Scott-Rodino Waiting Period. All applicable waiting periods related to the HSR Act shall have expired.
               9.6 Due Diligence. The Buyer, in its sole discretion, shall have satisfactorily completed their due diligence review of the Selling Entity, the Purchased Assets, the Assumed Liabilities and the Businesses, and the results of such review shall be satisfactory to the Buyer, in its sole discretion; provided that the due diligence condition set forth in this Section 9.6 shall terminate automatically on the date that is thirty (30) calendar days after the Effective Date (the “Diligence Expiration Date”) unless the Buyer provides the Selling Entity with written notice on or before the Diligence Expiration Date that such condition has not been satisfied. In the event the Buyer fails to provide the Selling Entity with written notice that the condition set forth in this Section 9.6 has not been satisfied on or before 5:00 PM, Fort Lauderdale, Florida time on the Diligence Expiration Date, the Buyer shall be deemed to have waived the condition set forth in this Section 9.6, the condition shall be deemed irrevocably satisfied and the Buyer shall have no further rights with respect thereto; provided, that such waiver shall be limited to this Section 9.6 and shall not apply to any other closing condition whatsoever in this Article 9, including without limitation Section 9.1 and Section 9.8.
               9.7 Lenders’ Consent. The Buyer shall have received, within twenty one (21) calendar days after the Effective Date, the consent to the transactions contemplated hereby from the lenders under their existing credit facilities.
               9.8 No Material Adverse Effect. In addition to the requirement that the Sellers’ representations and warranties in Section 5.7(b) continue to be true and correct as the Closing Date, there shall not have occurred any Material Adverse Effect since the Effective Date.
               9.9 Wachovia Lien. The Buyer shall have received a payoff letter from Wachovia Bank in form and substance satisfactory to Buyer stating (i) the amount necessary to repay the Wachovia Loan in full as of the Closing Date (the “Wachovia Payoff Amount”), (ii) that upon the wire of the Wachovia Payoff Amount to Wachovia on the Closing Date, the Wachovia Loan will be deemed to paid in full, and the Wachovia Lien will be deemed to be automatically released and terminated, and (iii) that Wachovia will, within a reasonable period of time after the Closing, file such termination statements or other documents reasonably requested by Buyer to evidence the full and complete termination and release of the Wachovia Lien.
          10. Conditions Precedent to Sellers’ Obligations. Each and every obligation of the Sellers to be performed on the Closing Date shall be subject to the satisfaction prior to or at the Closing of each of the following conditions:
               10.1 Representations and Warranties True on the Closing Date. Each of the representations and warranties made by the Buyer in this Agreement, and the statements contained in any instrument, list, certificate or writing delivered by the Buyer pursuant to this Agreement, shall be true and correct in all material respects when made and shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made or given on and as of the Closing Date, except for any changes permitted by the terms of this Agreement or consented to in writing by the Sellers.

               10.2 Compliance With Agreement. The Buyer in all material respects shall have performed and complied with all of their agreements and obligations under this Agreement which are to be performed or complied with by them prior to or on the Closing Date, including the delivery of the closing documents specified in Section 11.2.
               10.3 Absence of Litigation. No Litigation shall have been commenced or threatened, and no investigation by any Government Entity shall have been commenced, against any Party or any of the Affiliates, officers or directors of any of them, with respect to the transactions contemplated hereby.
               10.4 Hart-Scott-Rodino Waiting Period. All applicable waiting periods related to the HSR Act shall have expired.
               10.5 Consents and Licensure. Buyer shall have obtained such licenses or license amendments required by the Florida Office of Financial Regulation in order to operate the Businesses following the Closing, and, provided that the Sellers have used all commercially reasonable efforts to obtain all Estoppel and Consent Certificates, Estoppel and Consent Certificates shall have been obtained for all Branches other than the Restricted Branches.
          11. Closing Deliveries.
               11.1 Sellers’ Deliveries. The Sellers shall deliver to the Buyer the following items and documents at the Closing:
                    (a) the Returned Checks;
                    (b) the Sellers’ duly executed counterpart to the Bill of Sale;
                    (c) the Sellers’ duly executed counterpart to the Assignment and Assumption Agreement;
                    (d) the Sellers’ duly executed counterparts to the Escrow Agreement and Supplemental Escrow Agreement;
                    (e) the Sellers’ duly executed Trademark, Copyright and website/URL assignments;
                    (f) a certificate issued by the Secretary of the State of Florida as to the active status of the Selling Entity;
                    (g) a certificate of the Secretary of the Selling Entity, dated the Closing Date, certifying as to: (A) the Selling Entity’s articles of incorporation, certified by the Secretary of the State of Florida, together with a certification by the Selling Entity’s Secretary that no amendments thereto have been made since such date; (B) the bylaws of the Selling Entity; (C) the resolutions of the shareholders of the Selling Entity, if applicable, authorizing the entering into and performance of this Agreement and each of the Transaction Documents to which the Selling Entity is a party; and (D) incumbency and signatures of the officers of the

Selling Entity signing this Agreement and the Transaction Documents to which the Selling Entity is a party;
                    (h) a certificate signed by an officer of the Selling Entity reasonably acceptable to the Buyer and by the Selling Entity (acting as the agent of all Selling Shareholders), in form and substance reasonably satisfactory to the Buyer, certifying, representing and warranting that (i) the conditions set forth in Article 9 have been satisfied (except to the extent waived in writing by the Buyer) and (ii) except for any changes permitted by the terms of this Agreement or consented to in writing by the Buyer, each of the representations and warranties made by Sellers in this Agreement, and each of the statements contained in the schedules attached to this Agreement or in any instrument, list, certificate or writing delivered by or on behalf of Sellers pursuant hereto that is qualified as to materiality was true and correct in all respects when made and is true and correct in all respects at and as of the Closing Date, and each of such representations, warranties and statements that is not qualified as to materiality was true and correct when made and is true and correct in all material respects at and as of the Closing Date;
                    (i) an Estoppel and Consent Certificate from each lessor of any Leased Real Property which is the subject matter of any Unexpired Lease being assigned to the Buyer pursuant to this Agreement, excluding Unexpired Leases for Restricted Branches;
                    (j) the Sellers’ duly executed counterparts to the License Agreement;
                    (k) an affidavit signed by each Seller, in form and substance reasonably satisfactory to the Buyer, to the effect that such Seller is not a “foreign person,” “foreign corporation,” “foreign partnership,” “foreign trust” or “foreign estate” under Section 1445 of the Code and containing all such other information as is required to comply with the requirements of such Section, so that the Buyer is exempt from withholding any amounts from the consideration payable hereunder;
                    (l) evidence of current renewal (and continued effectiveness from and after December 31, 2006) of the Selling Entity’s license to operate each Branch operated by the Selling Entity;
                    (m) all third party consents required under the contracts as listed on Schedule 1.1(c) and any other consents to assignment, waivers and similar instruments as the Buyer reasonably determine are necessary to permit the consummation of the transactions contemplated hereby, in form and substance reasonably satisfactory to the Buyer;
                    (n) a legal opinion of the Sellers’ counsel containing substantially the opinions set forth in Exhibit D attached hereto;
                    (o) the Employment Agreement executed by Marshall Davis and Dollar Financial Group, Inc.;
                    (p) all source code for any software owned by the Sellers and included among the Purchased Assets;

                    (q) originals (to the extent available) of all Assumed Contracts, Unexpired Leases, and files with respect to all Deferred Presentment Agreements;
                    (r) a legal opinion in a form reasonably acceptable to Buyer from a law firm reasonably acceptable to Buyer stating that each Selling Shareholder that is a trust has full legal capacity to execute, deliver and perform all of its obligations under the Purchase Agreement and each of the Ancillary Agreements, and such legal opinion may contain customary qualifications and limitations reasonably acceptable to Buyer; and
                    (s) such other documents and instruments as may be reasonably required by the Buyer to consummate the transactions contemplated hereunder.
               11.2 Buyer’s Deliveries. The Buyer shall deliver to the Sellers (or to the Escrow Agent, where indicated) the following items and documents at Closing:
                    (a) the Cash Consideration to the Selling Entity, less the Escrow Amount;
                    (b) the Escrow Amount, as well as the Branch Holdback for each Restricted Branch, to the Escrow Agent;
                    (c) the Buyer’s duly executed counterpart to the Bill of Sale;
                    (d) the Buyer’s duly executed counterpart to the Assignment and Assumption Agreement;
                    (e) the Buyer’s duly executed counterparts to the Escrow Agreement and Supplement Escrow Agreement;
                    (f) the Buyer’s duly executed Trademark, Copyright and website/URL assignments;
                    (g) the Buyer’s or its Affiliates’ duly executed counterpart to the Employment Agreement;
                    (h) the Buyer’s duly executed counterpart to the License Agreement;
                    (i) a certificate issued by the Secretary of State of the State of Delaware as to the good standing of the Buyer in such state;
                    (j) a certificate of the Secretary of the Buyer, dated the Closing Date, certifying as to: (A) the Buyer’s certificate of incorporation, certified by the Secretary of the State of Delaware, together with a certification by the Buyer’s Secretary that no amendments thereto have been made since such date; (B) the bylaws of the Buyer; (C) the resolutions of the stockholders of the Buyer, if applicable, authorizing the entering into and performance of this Agreement and each of the Transaction Documents to which the Buyer is a party; and (D) incumbency and signatures of the officers of the Buyer signing this Agreement and the Transaction Documents to which the Buyer is a party;
                    (k) a certificate signed by an officer of the Buyer reasonably acceptable to the Selling Entity and in form and substance reasonably satisfactory to the Buyer, certifying, representing and warranting that (i) the conditions set forth in Article 10 have been satisfied (except to the extent waived in writing by the Selling Entity) and (ii) except for any changes permitted by the terms of this Agreement or consented to in writing by the Selling Entity, each of the representations and warranties made by the Buyer in this Agreement, and each of the statements contained in any instrument, list, certificate or writing delivered by or on behalf of the Buyer pursuant hereto that is qualified as to materiality was true and correct in all respects when made and is true and correct in all respects at and as of the Closing Date, and each of such representations, warranties and statements that is not qualified as to materiality was true and correct when made and is true and correct in all material respects at and as of the Closing Date; and
                    (l) a legal opinion of the Buyer’s counsel containing substantially the opinions set forth in Exhibit E attached hereto.
          12. Post-Closing and Other Covenants.
               12.1 Further Cooperation. Subject to the terms and conditions set forth in this Agreement, in addition to all matters addressed under Section 1.2, from and after the Closing Date and without further compensation from the Buyer, the Sellers shall assist and cooperate with the Buyer in effecting the orderly transfer of the Purchased Assets to the Buyer, including but not limited to, where permitted by law, the assignment, transfer or re-issuance of all Permits and Licenses in the name of the Buyer. Without limiting the foregoing, the Sellers agree to cooperate with the Buyer in the Buyer’s efforts to secure new Permits and Licenses including the presentment of the existing Sellers’ Permits and Licenses at the time of issuance of new licenses to the Buyer. In addition, at the Buyer’s request from time to time, the Sellers shall execute and deliver to the Buyer such further endorsements, assignments and instruments of transfer and conveyance and take such other actions as the Buyer reasonably requests to transfer, vest or perfect the Buyer’s rights in and to the Purchased Assets free and clear of all Adverse Claims (except the Permitted Liens) and otherwise to accomplish the orderly transfer of the Purchased Assets to the Buyer and to consummate the transactions contemplated by this Agreement. In addition, the Sellers shall (i) provide or cause to be provided such written information with respect to themselves and (ii) take or cause to be taken such actions, in each of the foregoing cases, as the Buyer or any auditor reasonably deems necessary or desirable to complete any audit of the Selling Entity’s financial statements. From and after the Closing, the Sellers shall cooperate with the Buyer in connection with, and make available to the Buyer all materials reasonably requested with respect to the Buyer’s preparation of any filing with the Securities and Exchange Commission which may be required by the Buyer related to this Agreement and the transactions contemplated by this Agreement, including without limitation, the filing of a current report on Form 8-K announcing the Closing, and any amendment to such current report thereto, and the filing of financial statements in accordance with Regulation S-X of the Securities Exchange Act of 1934.

               12.2 Maintenance of Books and Records. For a period of three (3) years after the Closing Date, the Sellers will maintain, at the Sellers’ expense, all Books and Records not included in the Purchased Assets possessed or controlled by the Sellers that relate to the Businesses before the Closing Date; except for such Books and Records pertaining directly to the Selling Entity’s employee payroll which the Sellers shall maintain, at the Sellers’ expense, for a period of four (4) years after the Closing Date. The Sellers will (i) make such Books and Records reasonably available to the Buyer and its representatives and agents, (ii) permit the foregoing persons access during normal business hours to all such Books and Records, and (iii) permit the Buyer to make copies of such Books and Records, all at the Buyer’s sole cost and expense, upon reasonable prior written notice to the Sellers, for any reasonable business purpose.
               12.3 Use of Names. From and after the Closing Date, the Sellers will cease to use the names “The Check Cashing Store”, “CCS Payment Store,” and “CCS Financial Services” and any and all variations thereof, (collectively, the “Names”) and will take such actions as the Buyer reasonably requests to permit the Buyer to use the Names. From and after the Closing Date, the Sellers shall cease the use of the Names for commercial purposes. In the event that Sellers desire to dissolve the Selling Entity, the Sellers will provide not less than ten (10) days’ written notice to the Buyer so that the Buyer may determine whether, at the Buyer’s sole expense, to incorporate a new entity to preserve the corporate name being relinquished by the dissolving Selling Entity. Notwithstanding anything contained in this Agreement to the contrary, Sellers shall have the right to continue to use the Names for non-commercial purposes to wind up the Businesses. CCS Real Estate Investments, LLC, a limited liability company, will not be required to change its legal name so long as it doesn’t use such name in retail or consumer markets or businesses.
               12.4 Receivables/Deferred Presentment Agreements. If, at any time after the Closing Date, the Sellers shall receive any payments on account of any of the Receivables transferred to the Buyer or any amounts payable to the Buyer pursuant to any of the Assumed Contracts or other rights to payment constituting a part of the Purchased Assets, then the Sellers shall hold such funds in trust for, and shall promptly remit such funds to, the Buyer immediately upon receipt thereof. The Sellers hereby, effective from and after the Closing Date, authorize and grant to the Buyer (acting through any one or more of the Buyer’s authorized representatives or agents) a power of attorney to endorse the Selling Entity’s name on any check or any other remittances received by the Buyer on account of the Prepaid Items, Returned Checks or Deferred Presentment Agreements. The foregoing power of attorney is coupled with an interest and is irrevocable.
               12.5 The Sellers and each other Restricted Person shall comply with all their respective obligations under Section 2.6 and shall provide written assurances upon the request of the Buyer that such obligations are being fulfilled.
          13. Indemnification.
               13.1 Survival. Subject to the last four (4) sentences of this Section 13.1, any indemnification provided for in this Agreement for a breach of a representation and warranty under Article 5 or Article 6 shall be asserted and/or a claim made for the same on or prior to midnight, local Florida time, on the date that is two (2) years after the Closing Date (and such representations and warranties shall be deemed to, and shall, expire on such date), except that the right of any Buyer Indemnified Party or Seller Indemnified Party, as applicable, to assert indemnification claims with respect to the representations and warranties set forth in Sections 5.8(a) (“Title to Properties”), 5.15 (“Absence of Restrictions; Compliance with Laws; Permits”), or 5.20 (“Tax Matters”) (collectively, the “Excepted Matters”) shall in all cases survive until the date on which statute of limitations applicable to the subject matter addressed thereunder for which indemnification is sought expires, or, in the case of indemnification claims arising out of third-party claims or actions, on the date that is thirty (30) days after the date on which the statute of limitations applicable to the subject matter addressed thereunder for which indemnification is sought expires (and such representations and warranties shall be deemed to, and shall, expire on such date(s)). Any indemnification claim timely asserted that would otherwise terminate in accordance with this Section 13.1 will continue to survive until the claim has been satisfied or otherwise resolved. The right to assert any claim with respect to any representation or warranty contained in this Agreement or in any certificate, document or instrument delivered at the Closing with respect thereto made with actual fraud shall indefinitely survive the Closing. The indemnification obligations of the respective Parties under Sections 13.2 and 13.3 shall only become effective upon the Closing of the Transactions contemplated by this Agreement. No Party shall have any indemnification obligation pursuant to this Article 13 to any other Party unless and until the Closing of the Transactions contemplated by this Agreement have been consummated.
               13.2 Sellers’ Indemnification. Subject to the provisions of Section 13.1 above and the provisions of Section 13.4 and 13.10 below, from and after the Closing Date, the Sellers shall jointly and severally indemnify and hold harmless the Buyer; any Affiliate of Buyer; each of the directors, officers, employees, and representatives of the Buyer or any Affiliate of Buyer; and the successors and assigns and executors and estates of any of the foregoing (collectively, the “Buyer Indemnified Parties”) from and against all Indemnifiable Losses imposed upon, incurred by, or asserted against any of Buyer Indemnified Parties resulting from, relating to or arising out of:
                    (a) any misrepresentation or breach of any warranty by the Sellers contained in this Agreement or any document, instrument, or certificate delivered by the Sellers to the Buyer at the Closing (ignoring, for purposes of determining the existence of any such misrepresentation or breach or the amount of Indemnifiable Losses with respect thereto, any “materiality” or similar qualifier set forth in such representation or warranty);
                    (b) any breach or non-fulfillment of any covenant or agreement to be performed by the Sellers under this Agreement (regardless of whether such breach or non-fulfillment is deemed “material”);
                    (c) any and all Liabilities arising out of or relating to the conduct of any of the Businesses prior to the Closing (except the Assumed Liabilities);
                    (d) any and all of the Retained Liabilities;
                    (e) the Wachovia Loan and/or the Wachovia Lien;

                    (f) any non-compliance by the Sellers with applicable Requirements of Law relating to fraudulent conveyances, fraudulent transfers, preferential transfers and similar transactions;
                    (g) any action, claim or demand by any holder of the Sellers’ equity interests or securities, whether debt or equity;
                    (h) any Taxes imposed on the Sellers or their Affiliates or on any of the Purchased Assets for any period prior to the Closing Date; and
                    (i) any Third Party Claim against any Buyer Indemnified Party arising out of any of the foregoing.
               13.3 Buyer’s Indemnification. Subject to the provisions of Section 13.1 above and the provisions of Section 13.4 below, from and after the Closing Date, the Buyer will indemnify and hold harmless the Sellers; any Affiliate of Sellers; each of the directors, officers, employees, and representatives of Sellers or any Affiliate thereof; and the successors and assigns and executors and estates of any of the foregoing (collectively, the “Seller Indemnified Parties”) from and against all Indemnifiable Losses imposed upon, incurred by, or asserted against any of the Seller Indemnified Parties resulting from, relating to and arising out of:
                    (a) any misrepresentation or breach of any warranty by the Buyer contained in this Agreement or any document, instrument, or certificate delivered by the Buyer to the Sellers at the Closing (ignoring, for purposes of determining the existence of any such misrepresentation or breach or the amount of Indemnifiable Losses with respect thereto, any “materiality” or similar qualifier set forth in such representation or warranty);
                    (b) any breach or non-fulfillment of any covenant or agreement to be performed by the Buyer under this Agreement (regardless of whether such breach or non-fulfillment is deemed “material”);
                    (c) any and all of the Assumed Liabilities;
                    (d) any non-compliance by the Buyer with applicable Requirements of Law relating to fraudulent conveyances, fraudulent transfers and preferential transfers with respect to the Purchased Assets after the Closing Date;
                    (e) any action, claim or demand by any holder of the Buyer’s equity interests or securities, whether equity or debt, by reason of their ownership of such securities;
                    (f) any Taxes imposed on the Buyer or its Affiliates or on any of the Purchased Assets for any period on or after the Closing Date except to the extent this Agreement specifies that such taxes will be paid by Sellers; and
                    (g) any Third Party Claim against any Seller Indemnified Party arising out of any of the foregoing.

               13.4 Limitations. The Sellers’ obligation to make indemnification payments to the Buyer Indemnified Parties, on the one hand, and the Buyer’s obligation to make indemnification payments to the Seller Indemnified Parties, on the other hand, shall not arise until the aggregate amount of all Indemnifiable Losses claimed by the Buyer Indemnified Parties or the Seller Indemnified Parties, as the case may be, exceeds Three Hundred Thousand $300,000 (the “Threshold Amount”). Once the aggregate amount of Indemnifiable Losses claimed by the Buyer Indemnified Parties under Section 13.2, on the one hand, or by the Seller Indemnified Parties under Section 13.3, on the other hand, exceeds the Threshold Amount, the Buyer Indemnified Parties and the Seller Indemnified Parties, as the case may be, shall then be entitled to recover all such Indemnifiable Losses, including those Indemnifiable Losses that were used to reach the Threshold Amount. Additionally, the total aggregate liability for the Sellers under Section 13.2(a) shall not exceed Thirty Three Million One Hundred Sixty Six Thousand Six Hundred Sixty Six Dollars ($33,166,666) (the “Seller Cap”), and the total aggregate liability for the Buyer under Section 13.3(a) shall not exceed the Seller Cap (the “Buyer Cap”). The foregoing Threshold Amount, Seller Cap and Buyer Cap limitations shall not apply to, and the determination of whether such Threshold Amount, Seller Cap or Buyer Cap has been reached shall not include, any Indemnifiable Losses incurred by any Buyer Indemnified Party with respect to any of the Excepted Matters or any representation or warranty made by any Party in this Agreement or in any certificate, document or instrument delivered by such Party at the Closing with respect thereto made with actual fraud.
               13.5 Indemnification Procedures.
               13.5.1 Notice of Claim. Any Buyer Indemnified Party or Seller Indemnified Party making a claim for indemnification pursuant this Article 13 (each an “Indemnified Party”) must give the Party against whom indemnification is sought (each, an “Indemnifying Party”) written notice of such claim (an “Indemnification Claim Notice”) promptly after the Indemnified Party receives any written notice of any Legal Proceeding against or involving the Indemnified Party or otherwise discovers an Indemnifiable Loss giving rise to such claim for indemnification. In the case of all Buyer Indemnified Parties, the Indemnification Claim Notice shall be delivered to the Selling Entity, with a copy to Sellers’ counsel at the address set forth on the signature pages hereto. Such notice must contain a description of the Indemnifiable Loss and the nature and amount of such Indemnifiable Loss (to the extent that the nature and amount of such Indemnifiable Loss is known at such time). Notwithstanding anything herein or otherwise to the contrary, the failure of any Indemnified Party to provide an Indemnification Claim Notice to the Indemnifying Party in connection with any claim for any Loss will not affect such Indemnified Party’s rights to indemnification under this Article 13 except and to the extent that such failure is prejudicial to the rights or obligations of the of the Indemnifying Party hereunder, including the mitigation of damages therefor. If the Indemnifying Party objects to indemnification of any Indemnified Party with respect to any claim for any such Indemnifiable Loss, the Indemnifying Party must, within fifteen (15) days of receiving an Indemnification Claim Notice, deliver to each Indemnified Party, a written notice to such effect in reasonable detail (an “Indemnification Claim Dispute Notice”), and the Indemnified Party and Indemnifying Party then shall, within the thirty (30)-day period commencing on the date of receipt by the Indemnifying Party of such Indemnification Claim Dispute Notice, attempt in good faith to agree upon the rights of the respective Parties with respect to each claim to which the Indemnifying Party has objected in the Indemnification Claim Dispute Notice. If the

Indemnified Party and the Indemnifying Party succeed in reaching agreement on their respective rights with respect to any such claims, then the Parties shall promptly prepare and execute a memorandum setting forth such agreement. If no such agreement is reached, each of the Indemnified Party and the Indemnifying Party shall be free to pursue their own interests at their own costs, subject to the determination of each Parties’ right to indemnification hereunder; provided, however, that in such instance any such Indemnification Claim shall not be subject to Sections 13.5.3 or 13.8 of this Agreement until such time as such Indemnification Claim is finally resolved and mutually agreed upon by the Indemnified Party and the Indemnifying Party.
               13.5.2 Control of Defense; Conditions. The obligations of an Indemnifying Party under this Article 13 with respect to Indemnifiable Losses arising from claims of any third party shall be governed by and contingent upon the following additional terms and conditions:
                    (a) At its option an Indemnifying Party (or if the Indemnifying Party is the Sellers, the Selling Entity) shall be entitled to assume control of the defense of any claim and may appoint as lead counsel of such defense any legal counsel selected by the Indemnifying Party, which legal counsel shall be subject to the reasonable approval of the Indemnified Party.
                    (b) Notwithstanding Section 13.5.2(a) above, the Indemnified Party shall be entitled to (i) monitor the defense of such claim, (ii) receive copies of all pleadings, notices and communications with respect to any claim to the extent that receipt of such documents by the Indemnified Party does not affect any privilege relating to the Indemnifying Parties, (iii) participate at its own expense in settlement negotiations with respect to such claim, and (iv) employ counsel of its choice for such purposes; provided, however, that so long as the Indemnifying Party is diligently pursuing the defense of such claim, the costs and expenses of such counsel shall be solely the responsibility of the Indemnified Party. If the Indemnifying Party fails to assume the defense and employ counsel (following written notice from the Indemnified Party), or after assuming the defense and employing counsel, fails to diligently defend such claim (following written notice from the Indemnified Party identifying such concern and a reasonable opportunity to cure), the Indemnified Party shall have the right to assume the defense of the claim and the fees and expenses of the Indemnified Party’s counsel shall thereafter be part of the Indemnifiable Losses to be paid by the Indemnifying Party.
                    (c) The Indemnified Party shall not negotiate or consent to the entry of any judgment or negotiate or enter into any settlement with respect to any third party claim (including any settlement that would undermine the Indemnifying Party’s defense of such matter or any related matter) without the prior written consent of the Indemnifying Party (not to be unreasonably, withheld, conditioned, or delayed), and the Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement with respect to any third party claim without the prior written consent of the Indemnified Party (such consent not to be unreasonably withheld, conditioned, or delayed) unless such judgment or settlement solely involves a monetary payment to be paid by the Indemnifying Party and contains an unconditional release of the Indemnified Party.

               13.5.3 Manner of Payment; Offset. Any Buyer Indemnifiable Losses may be offset by the Buyer against any amounts payable by the Buyer under this Agreement or paid from the Escrow Account as provided in Section 13.8 and the Escrow Agreement. If any Indemnifiable Losses exceed the amounts available for offset or payable from the Escrow Account, then the amount of such excess to satisfy such indemnification obligations must be (and shall be) paid: (x) in the case of payments to the Buyer Indemnified Parties, by wire transfer of immediately available funds to an account designed in writing by the Buyer within 15 days after the final determination thereof, and (y) in the case of payments to the Seller Indemnified Parties, by wire transfer of immediately available funds to an account designated in writing by the Selling Entity within 15 days after the determination thereof.
               13.6 Reassignment of Deferred Presentment Agreements. If the Sellers are required to make any indemnification payment to any Buyer Indemnified Party for any breach of any of the representations and warranties contained in any of Sections 5.16(b)-5.16(n), inclusive, and the amount of any such indemnification payment actually paid to the Buyer Indemnified Party equals or exceeds the aggregate amount then due under the Deferred Presentment Agreement(s) with respect to which such indemnification payment is made, then the Buyer will reassign such Deferred Presentment Agreement(s), without recourse, to the Seller from whom the Buyer purchased such Deferred Presentment Agreement(s).
               13.7 No Third Party Beneficiaries. No insurance company or any other third party, except for the Buyer Indemnified Parties and the Seller Indemnified Parties, shall be a beneficiary of the Sellers’ or Buyer’s indemnification obligations under this Agreement and in no way shall any obligations of any insurance company or other third party be reduced or mitigated as a result of this Agreement.
               13.8 Escrow.
                    (a) The Sellers and the Buyer agree that an amount equal to Six Million Dollars ($6,000,000.00) (the “Escrow Amount”) shall be deducted from the Cash Consideration and placed in an escrow account (the “Escrow Account”), to be administered by U.S. Bank (the “Escrow Agent”), pursuant to the terms of the Escrow Agreement. The Buyer shall have the right to seek indemnification from the Sellers to be paid out of the Escrow Account for any Indemnifiable Losses upon the terms set forth in the Escrow Agreement.
                    (b) The Escrow Agent shall pay to the Buyer or the Sellers such amounts as are required by the terms of this Agreement and the Escrow Agreement. Subject to the terms of the Escrow Agreement and this Section 13.8, (i) on the first (1st) anniversary of the Closing Date, the Escrow Agent shall distribute to the Selling Entity an amount equal to Three Million Dollars ($3,000,000), minus any amounts that are the subject of pending but unresolved Indemnification Claim Notices (the “Pending Claim Amount”); and (ii) on the second (2nd) anniversary of the Closing Date, the Escrow Agent shall distribute to the Selling Entity the remaining balance of the Escrow Amount, minus the then-current Pending Claim Amount; provided, that upon final resolution of any Pending Claim Amount, the Escrow Amount shall be used to satisfy the claim(s) according to such final resolution, and the balance of the Pending Claim Amount, if any, after satisfaction of such claim(s), shall be paid to the Selling Entity.

               13.9 Exclusive Remedies. From and after the Closing, with respect to any matter in any way relating to this Agreement or arising in connection with this Agreement, including, without limitation, with respect to any Indemnifiable Losses for misrepresentations or breaches of representations, covenants or agreements contained in this Agreement, but excluding any claim involving fraud or willful misconduct, the rights set forth in this Article 13 shall be the Parties’ sole and exclusive remedies against the other Parties hereto and are lieu of any other rights and remedies to which a Party is entitled; provided, that any Party hereto shall be entitled to the rights and remedies of specific enforcement and injunctive relief specified in any other provision of this Agreement.
               13.10 Miscellaneous. Any calculation of Indemnifiable Losses (i) shall take into account any net tax benefit actually realized by the Indemnified Party as a result of such Indemnifiable Losses and (ii) shall not include any indirect, special, incidental, consequential or punitive damages incurred (or alleged to have been incurred) by the Indemnified Party other than in the case of fraud or willful misconduct. In the event any Losses are potentially covered by insurance, the Indemnified Party agrees to use reasonable efforts to seek recovery under such insurance and any such insurance recovery shall reduce the amount of Losses payable by the indemnified party. All payments under this Section 13 by reason of a breach of any representation or warranty shall be treated as adjustments to the Purchase Price.
          14. Termination.
               14.1 Right of Termination Without Breach. This Agreement may be terminated without further liability of any Party at any time prior to the Closing:
                    (a) by mutual written agreement of the Buyer and the Selling Entity, or
                    (b) by either the Buyer or the Selling Entity if the Closing shall not have occurred on or before December 30, 2007, provided the terminating party has not, through breach of a representation, warranty or covenant, prevented the Closing from occurring on or before such date.
               14.2 Termination for Breach.
               14.2.1 Termination by the Buyer. If (i) there has been a material violation or breach by the Sellers of any of the agreements, representations or warranties contained in this Agreement which has not been waived in writing by the Buyer, or (ii) there has been a failure of satisfaction of a condition to the obligations of the Buyer which has not been so waived, or (iii) the Sellers shall have attempted to terminate this Agreement under this Article 14 or otherwise without grounds to do so, then the Buyer may, by written notice to the Sellers at any time prior to the Closing that such violation, breach, failure or wrongful termination attempt is continuing, terminate this Agreement with the effect set forth in Section 14.2.3 hereof.
               14.2.2 Termination by the Sellers. If (i) there has been a material violation or breach by the Buyer of any of the agreements, representations or warranties contained in this Agreement which has not been waived in writing by the Selling Entity, or (ii) there has been a failure of satisfaction of a condition to the obligations of the Sellers which has not been so waived, or (iii) the Buyer shall have attempted to terminate this Agreement under this Article 14 or otherwise without grounds to do so, then the Sellers may, by written notice to the Buyer at any time prior to the Closing that such violation, breach, failure or wrongful termination attempt is continuing, terminate this Agreement with the effect set forth in Section 14.2.3 hereof.
               14.2.3 Effect of Termination. Termination of this Agreement pursuant to this Section 14.2 shall not in any way terminate, limit or restrict the rights and remedies of any Party hereto against any other Party which has violated, breached or failed to satisfy any of the representations, warranties, covenants, agreements, conditions or other provisions of this Agreement prior to termination hereof. In addition to the right of any Party under common law to redress for any such breach or violation, each Party whose breach or violation has occurred prior to termination shall jointly and severally indemnify each other party for whose benefit such representation, warranty, covenant, agreement or other provision was made from and against all losses, damages (including, without limitation, consequential damages), costs and expenses (including, without limitation, interest (including prejudgment interest in any litigated matter), penalties, court costs, and attorneys fees and expenses) asserted against, resulting to, imposed upon, or incurred by such indemnified party, directly or indirectly, by reason of, arising out of or resulting from such breach or violation. Subject to the foregoing, the Parties’ obligations under Section 15 of this Agreement shall survive termination.
          15. Expenses. Except as expressly provided in this Agreement, the Parties shall pay their own expenses incident to the preparation, negotiation and execution of this Agreement and the performance of the transactions contemplated by this Agreement, including all fees and costs and expenses of their respective accountants and legal counsel.
          16. Public Announcements. None of the Parties shall issue any public report, statement, press release or similar item or make any other public disclosure with respect to the execution or substance of this Agreement or the Closing prior to the consultation with and approval of the other Parties, except that the Buyer may, after the Closing, or if the Buyer or their counsel determine in writing that it is necessary to comply with the Buyer’s obligations under applicable federal or state securities laws, prior to the Closing, issue any such report, statement, press release or similar item or make any such public disclosure.
          17. Governing Law and Venue; Parties in Interest; Assignment.
                    (a) This Agreement shall be governed and construed in accordance with the laws of the State of Florida without regard to what other laws might apply under the conflict or choice of laws principles of Florida or any other jurisdiction, and will bind and inure to the benefit of the successors, permitted assigns and legal representatives of the Sellers and the Buyer. Any suit involving any dispute or matter arising under this Agreement may only be brought in the United States District Court for the Southern District of Florida or any Florida state court located in Broward or Palm Beach Counties having jurisdiction over the parties and the subject matter of the dispute or matter.
                    (b) This Agreement is not intended to, and does not, create any rights in or confer any benefits upon anyone other than the Sellers and the Buyer, and, as and to the extent expressly provided in this Agreement, the Buyer Indemnified Parties and the Seller Indemnified Parties.
                    (c) The Sellers, on the one hand, and the Buyer, on the other hand, may not assign all or any portion of the Agreement to any other person or entity without the prior written consent of the other Parties, except that the Buyer may assign any or all of its rights and interests under this Agreement: at any time before, concurrently with or after the Closing (A) to one or more of the Buyer’s Affiliates for the purpose of undertaking all or part of the Buyer’s rights and obligations pursuant hereto, or (B) as collateral security to any lender or lenders (including any agent for any such lender or lenders) providing financing to the Buyer or any Affiliate of the Buyer, or to any assignee or assignees of any such lender, lenders or agent. Furthermore, the Buyer may assign any or all of their rights and interests under this Agreement: (a) to a purchaser of all or substantially all of the Buyer’s assets or any of the Businesses acquired under this Agreement; or (b) as a matter of law to the surviving entity in any merger or consolidation to which the Buyer is a party.
          18. Notices. All notices required to be given to any of the Parties shall be in writing and shall be deemed to have been sufficiently given, subject to the further provisions of this Article 18, for all purposes when presented personally to such Party or sent by a national overnight delivery service, in each case with proper postage or other charges prepaid to such Party at the addresses set forth below each Party’s signature line on the signature pages to this Agreement. Such notice shall be deemed to be received when delivered if delivered personally, the next business day after the date sent if sent by a national overnight delivery service.
          19. Headings. The section headings contained in this Agreement are inserted for convenience only and are not intended to define or limit the contents or substance of any such section.
          20. Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Selling Entity. No waiver by any Party of any right or remedy under this Agreement shall be effective unless such waiver is in writing and signed by the Party to be charged with such waiver. No waiver by any Party shall be deemed to extend to any prior or subsequent or breach of this Agreement or affect in any way any rights arising by virtue of any prior or subsequent occurrence.
          21. Entire Agreement; Counterparts. This Agreement, all of the schedules attached to this Agreement, each of which are incorporated into and made a part of this Agreement, and each of the Transaction Documents delivered or to be delivered pursuant to this Agreement constitute the entire agreement among the Parties with respect to the subject matter of this Agreement and supersede all prior agreements, understandings and negotiations, whether written or oral, with respect to the subject matter of this Agreement. This Agreement may be executed in any one or more counterparts (including by facsimile), each of which shall be an original and all of which when taken together shall constitute one and the same instrument.
          22. Definitions. As used in this Agreement, the following terms shall have the following meanings:

                    (a) “Affiliate” with respect to any Person shall mean any Person which, directly or indirectly, through one or more intermediaries, controls the subject Person or any Person which is controlled by or is under common control with a controlling Person. For purposes of this definition, “control” (including the correlative terms “controlling”, “controlled by” and “under common control with”), with respect to any Person, means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.
                    (b) “Assignment and Assumption Agreement” shall mean the Assignment and Assumption Agreement being executed and delivered by the Sellers and the Buyer with respect to such matters being assumed by the Buyer pursuant to this Agreement and in the form of Exhibit H attached hereto.
                    (c) “Bill of Sale” shall mean the Bill of Sale being executed and delivered by the Sellers and the Buyer with respect to the Purchased Assets being sold by the Sellers to the Buyer pursuant to this Agreement and in the form of Exhibit A attached hereto.
                    (d) “Competitive Business” shall mean any business that engages in any one or more of the following activities:  (i) check cashing services, (ii) payday loans and/or check deferred presentment transactions or services (including the origination or processing of such loans, transactions, or services over the internet), (iii) money order issuance or other payment instrument issuance, (iv) funds transfer services (including without limitation Western Union transfers), (v) phone card sale and stored-value/debit and credit card sales, (vi) bill payment services, (vii) currency exchange services, (viii) consumer lending or consumer finance involving an initial loan term of thirty (30) days or less (including without limitation the origination or processing of such loans over the internet), and (ix) document preparation services. Notwithstanding the foregoing, the term “Competitive Business” shall not include (x) the ownership and/or operation of any business described in the preceding sentence that is operated solely from a physical location (and not from any internet website or other electronic or nonphysical medium) in any of the following counties in Illinois: Cook, Lake, McHenry, DuPage, Kane, Will, Kendall, Kankakee, Grundy, Dekalk, and LaSalle, (y) consumer financing or lending that originates and is processed solely over the internet and solely to Illinois residents in accordance with Illinois law, and (z) consumer loan or finance transactions that involve lending against or purchasing a death benefit, or a claim in connection with a death benefit, under any life insurance policy.
                    (e) “Consent” shall mean any consent or approval from any person or entity other than a Governmental or Regulatory Authority.
                    (f) “Contracts” shall mean, with respect to the Sellers, all agreements, leases, contracts, purchase orders and other commitments or arrangements of any kind, whether written or oral, affecting or relating to any of the Purchased Assets, the Assumed Liabilities or the Businesses.
                    (g) “Customer” shall mean any person with whom the Sellers have entered into a Deferred Presentment Agreement.

                    (h) “Deferred Presentment Agreement” shall mean, with respect to the Sellers, each deferred presentment agreement and any other deferred presentment made by the Selling Entity to any of its Customers or otherwise acquired by the Sellers which is outstanding as of the opening of business on the Closing Date.
                    (i) “Employee Benefit Plans” means, with respect to the Sellers, (a) all employee benefit plans, as defined in Section 3(3) of ERISA and (b) all other deferred compensation, pension, profit sharing, stock option, stock purchase, savings, group insurance or retirement plan, and all vacation pay, severance pay, incentive compensation, consulting, bonus, medical and other employee benefit or fringe benefit plans or arrangements, maintained by the Sellers, any ERISA Affiliate of the Sellers, and/or any contract provider to the Sellers (collectively, the “Plan Sponsors”) for the benefit of all individuals who are or have been employed by, or who currently perform or have performed services for, the Sellers, whether directly or pursuant to any contractual relationship, within the previous six plan years or with respect to which contributions are or were (within such six-year period) made or required to be made by the Plan Sponsors or with respect to which the Plan Sponsors have any liability.
                    (j) “Employment Agreement” shall mean the Employment Agreements between Marshall Davis and Buyer’s parent, Dollar Financial Group, Inc., in the form of Exhibit B attached hereto.
                    (k) “ERISA” shall mean the Employment Retirement Income Security Act of 1974 and the rules and regulations promulgated thereunder, as amended.
                    (l) “Escrow Agreement” shall mean the Escrow Agreement entered into as of the date hereof between the Buyer and the Sellers and attached hereto as Exhibit C.
                    (m) “Indemnifiable Losses” shall mean all losses, liabilities, obligations, claims, demands, damages, penalties, reasonable settlements, causes of action, and costs and expenses including all reasonable attorneys’ fees, expenses and disbursements and court costs including those incurred in connection with the enforcement of this Agreement (including Article 13).
                    (n) “Knowledge” with respect to the Sellers means, without limitation, the actual knowledge that any of the following individuals would have after reasonable inquiry for an individual in that position: the Selling Shareholders, Marshall Davis, and Cary Greenberg.
                    (o) “Liabilities” shall mean all obligations and liabilities of any kind or nature, whether fixed or unfixed, known or unknown, asserted or unasserted, choate or inchoate, liquidated or unliquidated, secured or unsecured.
                    (p) “Material Adverse Effect” means any state of facts, change, event, adverse regulatory development, effect or occurrence that is or could be reasonably likely to be materially adverse to the financial condition, results of operations, properties, prospects, assets or liabilities (including contingent liabilities) of the Selling Entity or any Business, or the real or personal property of the Selling Entity or any Business or the Selling Entity or the Businesses taken as a whole. A Material Adverse Effect shall also include any state of facts, change, event or occurrence that shall have occurred or been threatened that (when taken together with all other states of facts, changes, events, effects or occurrences that have occurred or been threatened) is or would be reasonably likely to prevent or materially delay the performance by the Sellers of their obligations hereunder or the consummation of the transactions contemplated hereby.
                    (q) “Order” shall mean any order, writ, injunction, judgment, decree or other determination of any court or arbitrator or any governmental or regulatory authority, whether preliminary or final.
                    (r) “Permits and Licenses” shall mean, with respect to the Sellers, all governmental or regulatory franchises, permits, licenses, submissions and approvals necessary for the lawful operation of the Sellers’ Businesses and Branches.
                    (s) “Permitted Liens” shall mean (i) liens or encumbrances for current taxes, assessments or governmental charges or levies on property not yet due or delinquent, or being contested in good faith and (ii) any liens or encumbrances recorded or held by Wachovia Bank National Association (“Wachovia”) in connection with credit facility represented (the “Wachovia Credit Facility”) by the Wachovia Loan Agreement, dated November 9, 2004, between Seller and Wachovia (the “Wachovia Lien”), provided that the Wachovia Lien shall be terminated effective as of the Closing Date..
                    (t) “Regulatory Approval” shall mean any consent, approval, authorization, filing, registration or qualification with any governmental or regulatory authority.
                    (u) “Requirement of Law” shall mean any federal, state or local laws, statues, ordinances, rules, regulations or governmental or regulatory pronouncements having the effect of law, including all such laws, statutes, ordinances, rules and regulations (including multiple loan regulations) related to the operation of the Businesses.
                    (v) “Restrictive Covenants” shall mean, with respect to the Sellers, all restrictive covenants prohibiting competition, solicitation of employees, vendors, suppliers, customers, agents and independent contractors, and the use and disclosure of confidential information and similar covenants which run in favor of the Sellers.
                    (w) “Taxes” shall mean all taxes including income, gross receipts, franchise, payroll, employment, social security, unemployment, sales, use and other taxes and penalties and interest with respect thereto.
                    (x) “Tax Returns” shall mean any federal, state and local return, report and other submissions required to be filed in connection with the calculation of any Taxes.
                    (y) “Third Party Claim” shall mean any claim or demand asserted by any third party.
                    (z) “Transaction Documents” shall mean this Agreement, the Bills of Sale, the Assignment and Assumption Agreements, the Escrow Agreement, the Lease Agreement and all other agreements, certificates, instruments and documents that are executed and delivered by the Sellers or the Buyer to effectuate the transactions contemplated by this Agreement.

          23. Attorneys’ Fees. In the event of any litigation, including appeals, with regard to this Agreement, the prevailing Party shall be entitled to recover from the non-prevailing Party all reasonable fees, costs, and expenses of counsel (at pre-trial, trial and appellate levels).
[signature page follows]

     IN WITNESS WHEREOF, the Parties have executed or caused their duly authorized representatives to execute this Agreement as on the date set forth above.

BUYER:

CHECK MART OF FLORIDA, INC., a Delaware corporation

By:	/s/ Peter J. Sokolowski

Name: Peter J. Sokolowski
Title: Secretary

Addresses for Notices:

Check Mart of Florida, Inc.
1436 Lancaster Avenue
Suite 300
Berwyn, Pennsylvania 19312
Attention: Roy W. Hibberd, General Counsel

In each case, with a copy to:

Foley & Lardner LLP
100 North Tampa Street, Suite 2700
Tampa, Florida 33602
Attention: Steven W. Vazquez, Esq.

[Signatures Continue on Next Page]

SELLING ENTITY:

CCS FINANCIAL SERVICES, INC.
a Florida corporation, as Selling Entity

By:	/s/ Paul P. Hauser

Name: Paul P. Hauser
Title: President

SELLING SHAREHOLDERS:

ALLEN EAGER
/s/ Allen Eager

Name: Allen Eager, individually

ALLEN EAGER REVOCABLE TRUST

By:	/s/ Allen Eager

Name: Allen Eager, as Trustee

PAUL P. HAUSER
/s/ Paul P. Hauser

Name: Paul P. Hauser, individually

BARRY E. HERSHMAN
/s/ Barry E. Hershman

Name: Barry E. Hershman, individually

BARRY E. HERSHMAN REVOCABLE TRUST

By:	/s/ Barry E. Hershman

Name: Barry E. Hershman, as Trustee

[Notice Address on Next Page]

ADDRESS FOR NOTICES TO ALL SELLERS:

c/o CCS Financial Services, Inc.
6883 Queenferry Circle
Boca Raton, Florida 33496

In each case with a copy of such notice to:

Tobin & Reyes, P.A.
The Plaza
5355 Town Center Road, Suite 204
Boca Raton, FL 33846
Attention: David S. Tobin, Esq.

EXHIBIT A
BILL OF SALE

EXHIBIT B
EMPLOYMENT AGREEMENT

EXHIBIT C
ESCROW AGREEMENT

EXHIBIT D
FORM OF SELLERS’ COUNSEL LEGAL OPINION

EXHIBIT E
FORM OF BUYER’S COUNSEL LEGAL OPINION

EXHIBIT F
FORM OF LICENSE AGREEMENT

EXHIBIT G
FORM OF SUPPLEMENTAL ESCROW AGREEMENT

EXHIBIT H
FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

BILL OF SALE
     This BILL OF SALE (this “Bill of Sale”) is made, executed and delivered as of                                          , 2007, by CCS Financial Services, Inc., a Florida corporation (the “Assignor”), for the benefit of Check Mart of Florida, Inc., a Delaware corporation (”Assignee”), pursuant to that certain Asset Purchase Agreement, dated as of                                          , 2007 (the “Purchase Agreement”), by and among Assignor, Assignee, and certain other parties. All capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Purchase Agreement.
Recitals
     WHEREAS, the Purchase Agreement provides for, among other things, the transfer and sale by Assignor to Assignee of the Purchased Assets, for consideration in the amount and on the terms and conditions provided therein; and
     WHEREAS, the parties now desire to carry out, in part, the intent and purpose of the Purchase Agreement by execution and delivery of this Bill of Sale evidencing the vesting in the Assignee of certain of the Purchased Assets.
Agreement
     NOW, THEREFORE, in consideration of the sum of $10.00 and other good and valuable consideration to Assignor in hand paid by Assignee at or before the execution and delivery hereof, the receipt and sufficiency of which Assignor hereby acknowledges, Assignor by this Bill of Sale does hereby convey, grant, bargain, sell, transfer, set over, assign, alienate, remise, release, deliver and confirm unto Assignee, its successors and assigns, the Purchased Assets, to have and to hold to its and their own use forever.
     Assignor hereby constitutes and appoints Assignee, its successors and assigns, as Assignor’s true and lawful attorney, with full power of substitution and resubstitution, in whole or in part, in Assignor’s name and stead, solely (i) to demand, receive and collect any and all of the Purchased Assets, and to give receipts and releases for and in respect of the same, and any part thereof, (ii) from time to time to institute and prosecute in Assignor’s name, or otherwise, for the benefit of Assignee, its successors and assigns, any and all proceedings at law, in equity or otherwise, which Assignee, its successors or assigns, may deem reasonably proper for the collection or reduction to possession of any of the Purchased Assets or for the collection and enforcement of any claim or right of any kind related to the Purchased Assets, and (iii) to do all acts and things relating to the Purchased Assets which Assignee, its successors or assigns shall deem reasonably desirable. Assignor hereby declares that the foregoing powers are coupled with an interest and are and shall be irrevocable by Assignor, including by its dissolution or in any other manner or for any reason whatsoever.
     Nothing contained in this Bill of Sale is intended to provide any rights to Assignee beyond those rights expressly provided to Assignee in the Purchase Agreement. Nothing contained in this Bill of Sale is intended to impose any obligations or liabilities on Assignor beyond those obligations and liabilities expressly imposed on Assignor in the Purchase Agreement. Should any term or provision hereof be in conflict with any term or provision of the Purchase Agreement, the terms and provisions of the Purchase Agreement shall prevail.
     This Bill of Sale (a) shall be governed by and construed in accordance with the laws of the State of Florida (other than conflict of laws principles thereof directing the application of any law other than that of such state) and (b) shall be binding on, and inure to the benefit of, Assignor, Assignee and their respective successors and assigns.
[Signatures appear on the following page.]

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     IN WITNESS WHEREOF, Assignor has executed and delivered this Bill of Sale as of the day and year first above written.

ASSIGNOR: CCS FINANCIAL SERVICES, INC.
By:
Name:
Title:

Receipt of the foregoing instrument
acknowledged:
ASSIGNEE:
CHECK MART OF FLORIDA, INC.

By:

Name:
Title:

ESCROW AGREEMENT
     This ESCROW AGREEMENT, dated as of ___ ___, 2007 (this “Agreement”), is entered into by and among Check Mart of Florida, Inc., a Delaware corporation (“Buyer”), CCS Financial Services, Inc., a Florida corporation (“Selling Entity”), and U.S. Bank National Association, a national banking association, as escrow agent (the “Escrow Agent”), pursuant to the terms of an Asset Purchase Agreement, dated as of ___ ___, 2007 (the “Purchase Agreement”), by and among Buyer, Selling Entity, and certain other parties. Capitalized terms defined in the Purchase Agreement and not otherwise defined herein or in Schedule B hereto shall have the meanings as provided in the Purchase Agreement.
     WHEREAS, pursuant to the Purchase Agreement, on the date hereof, Buyer, on behalf of Selling Entity, has deposited with Escrow Agent an amount of cash equal to Six Million Dollars ($6,000,000.00) (the “Escrow Amount”), which will be held and disbursed by the Escrow Agent in accordance with this Agreement;
     WHEREAS, a copy of the Purchase Agreement is attached hereto as Schedule A, and the Escrow Agent is willing to act as the Escrow Agent hereunder;
     WHEREAS, the Escrow Amount is being funded from the consideration otherwise payable under the Purchase Agreement;
     WHEREAS, pursuant to the terms of the Purchase Agreement, the Escrow is to be administered in accordance with this Escrow Agreement; and
     WHEREAS, the Escrow Agent will hold the Escrow Amount in an escrow account at the Escrow Agent (the “Escrow Account”).
     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein and in the Purchase Agreement, and intending to be legally bound hereby, the parties hereby agree as follows:
     1. Appointment and Agreement of Escrow Agent. Buyer and Selling Entity hereby appoint the Escrow Agent to serve as, and the Escrow Agent hereby agrees to act as, escrow agent upon the terms and conditions of this Agreement.
     2. Establishment of the Escrow Amount; Receipt.
          (a) The Escrow Agent shall hold the Escrow Amount in the Escrow Account pursuant to this Agreement. Escrow Agent shall add all Escrow Earnings (as defined in Section 8, below) to the Escrow Account and will administer such additional funds as part of the Escrow Amount. The Indemnification Escrow Period (as defined in Section (II)(a) of Schedule B hereof) shall commence on the date hereof and shall end on the last day of such Indemnification Escrow Period.
          (b) Buyer confirms to the Escrow Agent that the Escrow Amount shall be free and clear of all encumbrances, except as may be created by this Agreement and the Purchase Agreement.

          (c) By its execution and delivery of this Agreement, the Escrow Agent acknowledges receipt of the Escrow Amount.
     3. Purpose of the Escrow Amount. The Escrow Amount will be held by the Escrow Agent as partial security for the Indemnification Obligations of Selling Entity pursuant to the Purchase Agreement. The Escrow Amount will be administered in accordance with the Purchase Agreement and Schedule B hereto.
     4. Taxes.
          (a) Selling Entity shall be responsible for the payment and discharge by Selling Entity of all taxes, assessments and governmental charges imposed on or with respect to the income and gain on the Escrow Earnings.
          (b) The parties hereto agree to treat the Escrow Amount as owned by Selling Entity and to file all tax returns on a basis consistent with such treatment. All Escrow Earnings shall be treated as having been received by Selling Entity for United States federal income tax purposes. Unless otherwise required by law, the parties hereto agree that, for United States federal income tax purposes, Selling Entity shall report Escrow Earnings as its income and shall report related expenses borne by Selling Entity as its expenses.
          (c) The Escrow Agent shall be entitled to deduct and withhold from any funds or other assets otherwise payable out of the Escrow Amount to Buyer or Selling Entity pursuant to this Agreement such amounts as the Escrow Agent is required to deduct and withhold with respect to the making of such payment under any provision of U.S. federal, state, local or foreign tax law. If the Escrow Agent so withholds amounts, such amounts shall be treated for the purposes of this Agreement as having been paid to the indicated recipient in respect of which the Escrow Agent made such deductions and withholding. Each party hereto shall promptly, and in any event within 30 days of the date of this Agreement, provide to the Escrow Agent such tax forms as the Escrow Agent reasonably requests in connection with its obligations under the appropriate tax laws and/or regulations applicable in respect of withholding, backup withholding and information reporting.
     5. Indemnification Payments from the Escrow Amount.
          (a) If, at any time on or prior to the last day of the Indemnification Escrow Period, Buyer, on behalf of itself or any of the Buyer Indemnified Parties, wish to assert an Indemnification Escrow Claim against the Escrow Amount, then Buyer shall deliver to the Escrow Agent and to Selling Entity an Officer’s Certificate containing such information required by, and in accordance with, Section (II)(a) of Schedule B hereto.
          (b) Any Officer’s Certificate setting forth an Indemnification Escrow Claim delivered by Buyer (whether for its own Losses or for Losses incurred by any other of the Buyer Indemnified Parties) shall be resolved according to the procedures set forth in Section (II) of Schedule B hereto.
          (c) Notwithstanding any other provision of this Agreement to the contrary, at any time prior to the termination of this Agreement, the Escrow Agent shall, if so instructed in

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writing jointly by Buyer and Selling Entity, pay from the Escrow Amount, as instructed, to any of the Buyer Indemnified Parties, as directed in such writing, the amount of cash or other property so instructed.
          (d) The Notification Period described in Section (II)(a) of Schedule B hereto shall commence on the date on which the Selling Entity receives an Officer’s Certificate.
     6. Release of Escrow Proceeds. On the next Business Day following the last day of the Indemnification Escrow Period, the Escrow Amount will be released in accordance with the provisions of Section (II)(b) of Schedule B hereto.
     7. Maintenance of the Escrow Account. The Escrow Agent shall continue to maintain the Escrow Account until the termination of this Agreement.
     8. Investment of Escrow Amount. The Escrow Agent shall invest and reinvest moneys on deposit in the Escrow Account, as directed by Selling Entity and approved in writing by Buyer; provided, that no investment or reinvestment may be made except in the following: (a) obligations issued or guaranteed by the United States government (or agencies thereof) maturing in 30 days or less, (b) certificates of deposit or repurchase agreements maturing in 30 days or less of domestic United States banks having capital and surplus of $250,000,000 or more and having a rating of A or better from Moody’s Investors Service, Inc. and A or better from Standard & Poor’s Corporation, and (c) any institutional money market fund offered by the Escrow Agent, including any institutional money market fund managed by the Escrow Agent or its affiliates. Any interest or other income received on such investment or reinvestment of the Escrow Amount (the “Escrow Earnings”) shall be added to the Escrow Amount and shall be administered as part of the Escrow Amount in accordance with this Agreement. The Escrow Agent shall have no liability for any investment losses, including without limitation any market loss on any investment liquidated prior to maturity in order to make a payment required hereunder.
     9. Assignment of Rights to the Escrow Amount; Assignment of Obligations; Successors. This Agreement may not be assigned by operation of law or otherwise without the express written consent of the parties hereto (which consent may be granted or withheld in the sole discretion of such other parties); provided, however, that Buyer may assign any or all of its rights and interests under this Agreement: (A) to one or more of Buyer’s Affiliates for the purpose of undertaking all or part of Buyer’s rights and obligations hereto, or (B) as collateral security to any lender or lenders (including any agent for any such lender or lenders) providing financing to Buyer or any Affiliate of Buyer, or to any assignee or assignees of any such lender, lenders or agent. Furthermore, Buyer may assign any or all of its rights and interests under this Agreement: (a) to a purchaser of all or substantially all of Buyer’s assets or any of the Businesses acquired under the Purchase Agreement; or (b) as a matter of law to the surviving entity in any merger or consolidation to which Buyer is a party. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns.
     10. Escrow Agent.
          (a) Except as expressly contemplated by this Agreement or by joint written instructions from Buyer and Selling Entity, the Escrow Agent shall not transfer or otherwise

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dispose of in any manner all or any portion of the Escrow Amount, except pursuant to an order of a court of competent jurisdiction.
          (b) The duties and obligations of the Escrow Agent shall be determined solely by this Agreement, and the Escrow Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement.
          (c) In the performance of its duties hereunder, the Escrow Agent shall be entitled to rely upon any document, instrument or signature believed by it in good faith to be genuine and signed by any party hereto or an authorized officer or agent thereof, and shall not be required to investigate the truth or accuracy of any statement contained in any such document or instrument. The Escrow Agent may assume that any person purporting to give any notice in accordance with the provisions of this Agreement has been duly authorized to do so.
          (d) The Escrow Agent shall not be liable for any error of judgment, or any action taken, suffered or omitted to be taken, hereunder except in the case of its gross negligence, bad faith or willful misconduct. The Escrow Agent may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.
          (e) The Escrow Agent shall have no duty as to the collection or protection of the Escrow Amount or income thereon, nor as to the preservation of any rights pertaining thereto, beyond the safe custody of any such funds actually in its possession.
          (f) As compensation for its services to be rendered under this Agreement, for each year or any portion thereof, the Escrow Agent shall receive a fee in the amount specified in Schedule C to this Agreement and shall be reimbursed upon request for all expenses, disbursements and advances, including reasonable fees of outside counsel, if any, incurred or made by it in connection with the preparation of this Agreement and the carrying out of its duties under this Agreement. All such fees and expenses shall be paid by Buyer. Selling Entity shall reimburse Buyer for one-half of such fees and expenses as are paid for by Buyer.
          (g) Buyer and Selling Entity shall reimburse and indemnify the Escrow Agent for, and hold it harmless against, any loss, liability or expense, including, without limitation, reasonable attorneys’ fees, incurred without gross negligence, bad faith or willful misconduct on the part of the Escrow Agent arising out of, or connection with the acceptance of, or the performance of, its duties and obligations under this Agreement.
          (h) The Escrow Agent may at any time resign by giving twenty (20) Business Days’ prior written notice of resignation to Buyer and Selling Entity. Buyer and Selling Entity may at any time jointly remove the Escrow Agent by giving ten (10) Business Days’ written notice signed by each of them to the Escrow Agent. If the Escrow Agent shall resign or be removed, a successor Escrow Agent, which shall be a bank or trust company having (or in the case of a subsidiary of a bank holding company, its bank holding company parent shall have) assets in excess of $500 million, and which shall be reasonably acceptable to the Selling Entity, shall be appointed by written instrument executed by Buyer and Selling Entity and delivered to the Escrow Agent and to such successor Escrow Agent and, thereupon, the resignation or removal of the predecessor Escrow Agent shall become effective and such successor Escrow

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Agent, without any further act, deed or conveyance, shall become vested with all right, title and interest to all cash and property held hereunder of such predecessor Escrow Agent, and such predecessor Escrow Agent shall, on the written request of the Selling Entity, Buyer or the successor Escrow Agent, execute and deliver to such successor Escrow Agent all the right, title and interest hereunder in and to the Escrow Amount of such predecessor Escrow Agent and all other rights hereunder of such predecessor Escrow Agent. If no successor Escrow Agent shall have been appointed within twenty (20) Business Days of a notice of resignation by the Escrow Agent, the Escrow Agent may, but need not, apply to a court of competent jurisdiction to appoint a successor and the Escrow Agent’s sole responsibility shall be to hold the Escrow Amount until the earliest of (i) its receipt of designation of a successor Escrow Agent, (ii) a joint written instruction by Buyer and the Selling Entity, or (iii) termination of this Agreement in accordance with its terms.
          (i) In no event shall the Escrow Agent be liable for incidental, consequential or punitive damages.
     11. Termination. This Agreement shall terminate on the date on which there are no funds or other property remaining in the Escrow Account.
     12. Notices. All notices, requests and other communications to any party hereunder shall be in writing, and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person or by reputable overnight courier to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 12):
          (a) if to Buyer:
Check Mart of Florida, Inc.
c/o Dollar Financial Group, Inc.
1436 Lancaster Avenue, Suite 300
Berwyn, PA 19312
Attention: Roy W. Hibberd, General Counsel
With a copy (which shall not constitute notice) to:
Foley & Lardner LLP
100 N. Tampa St., Suite 2700
Tampa, FL 33602
Attention: Steven W. Vazquez, Esq.

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          (b) if to Selling Entity:
CCS Financial Services, Inc.
Attention: Paul Hauser, President
With a copy (which shall not constitute notice) to:
Tobin & Reyes, P.A.
5355 Town Center Road, Suite 204
Boca Raton, FL 33486
Attention: David S. Tobin, Esq.
          (c) if to the Escrow Agent, to:
U.S. Bank National Association
Corporate Trust Services
200 South Biscayne Blvd., Suite 1870
Miami, FL 33131
Attention: Timothy P. Miller
     Notices to the Escrow Agent shall be effective only upon receipt. If any document or notice is required by this Agreement or the Purchase Agreement to be delivered to the Escrow Agent and any other person, the Escrow Agent may assume without inquiry that such document or notice was received by such other person when it was received by the Escrow Agent, and the Escrow Agent need not verify such other receipt.
     13. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida applicable to contracts executed and to be performed entirely within that state. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought exclusively in the federal court located for the Southern District of Florida located in Broward County or Palm Beach County, Florida, or any Florida state court, and each of the parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient form. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party at such location as is provided in Section 12 shall be deemed effective service of process on such party.
     14. Amendments. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, Buyer, Selling Entity, and the Escrow Agent or (b) by a waiver in accordance with Section 15.

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     15. Waiver. Any party hereto may (i) extend the time for the performance of any obligation or other act of any other party hereto or (ii) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.
     16. Business Days. Whenever the last day for the exercise of any privilege or the discharge of any duty under this Agreement shall fall upon a Saturday, Sunday or any date on which banks in New York are closed, the party having such privilege or duty may exercise such privilege or discharge such duty on the next succeeding day which is a regular business day.
     17. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.
     18. Entire Agreement. This Agreement and the Purchase Agreement constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among Buyer, Selling Entity, and the Escrow Agent with respect to the subject matter hereof.
     19. No Third Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto, the Selling Stockholders, and their respective permitted assigns, and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
     20. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.
     21. Counterparts. This Agreement may be executed in one or more counterparts, and by different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which when taken together shall constitute one and the same agreement.
     22. U.S.A. Patriot Act Compliance Information.  Buyer and Selling Entity each shall provide to the Escrow Agent such information as the Escrow Agent may reasonably require to permit the Escrow Agent to comply with its obligations under the federal U.S.A. Patriot Act.  The Escrow Agent shall not credit any amount of interest or investment proceeds earned on the

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Escrow Amount, or make any payment of all or a portion of the Escrow Amount, to any person unless and until such person has provided to the Escrow Agent such documents as the Escrow Agent may require to permit the Escrow Agent to comply with its obligations under such Act.
     23. Additional Wire Instructions. Wire instructions for Buyer and Selling Entity are set forth in Schedule D.
     24. No Personal Liability. The Selling Entity shall not have any personal liability under this Agreement.
     25. Attorneys’ Fees. In the event of any litigation, including appeals, with regard to this Agreement, the prevailing Party shall be entitled to recover from the non-prevailing Party all reasonable fees, costs, and expenses of counsel (at pre-trial, trial and appellate levels).
[The remainder of this page is intentionally left blank.]

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     IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

BUYER: CHECK MART OF FLORIDA, INC.
By:
Name:
Title:

SELLING ENTITY: CCS FINANCIAL SERVICES, INC.

Name:

ESCROW AGENT: U.S. BANK NATIONAL ASSOCIATION
By:
Name:
Title:

[Signature Page to Escrow Agreement]

Schedule A
Purchase Agreement

Schedule B
Escrow Administration
     I. Purpose of Escrow. The Escrow Amount will secure the general indemnification obligations of Sellers as set forth in Section 13 of the Purchase Agreement (the “Indemnification Obligations”). All interest earned on funds held in the Escrow Account will be for the benefit of the Selling Entity, provided that such interest will be held in the Escrow Account and will be available to satisfy any claims of Buyer until the date of final release of the Escrow Amount. Buyer and Selling Entity shall each pay one-half of the fees and expenses of the Escrow Agent.
     II. Release of Escrow Amount.
          (a) Upon delivery, at any time on or before the date which is two years following the Closing Date (the “Indemnification Escrow Period”), to the Escrow Agent and the Selling Entity, of a certificate signed by any officer of Buyer (an “Officer’s Certificate”) (i) stating that a claim for indemnification by Selling Entity under Section 13.2 of the Purchase Agreement (an “Indemnification Escrow Claim”) exists, and (ii) specifying in reasonable detail the amount of and basis for such Indemnification Escrow Claim, Escrow Agent shall, no later than the date that is fifteen (15) Business Days after Escrow Agent’s receipt of such Officer’s Certificate and subject to the provisions of this Schedule B and provided such Indemnification Escrow Claim otherwise complies with the procedural requirements of Section 13 of the Purchase Agreement, cause to be disbursed to Buyer such portion of the Escrow Amount as is claimed by Buyer to satisfy the Indemnification Escrow Claim. Notwithstanding the foregoing, if, within ten (10) Business Days after delivery of any Officer’s Certificate (the “Notification Period”), the Selling Entity notifies Escrow Agent and Buyer in writing that the Selling Entity disputes any Indemnification Escrow Claim made by Buyer, the Escrow Agent shall retain the amount claimed by Buyer in the Escrow Account and Selling Entity and Buyer shall consult and negotiate in good faith with each other for up to thirty (30) days regarding their rights with respect to such Indemnification Escrow Claim. If Selling Entity and Buyer agree that a portion of the Escrow Amount shall be disbursed to Buyer on account of the Indemnification Escrow Claim set forth in such Officer’s Certificate, Buyer and the Selling Entity shall execute and deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to distribute such agreed-upon amount to Buyer. If the Escrow Agent does not receive joint written instructions from Buyer and the Selling Entity within such thirty (30) day period, then no portion of the Escrow Amount will be distributed to Buyer with respect to an Indemnification Escrow Claim until (i) such time as Selling Entity and Buyer sign and deliver to Escrow Agent joint written instructions instructing the Escrow Agent to disburse all or a portion of the remaining Escrow Amount, or (ii) a final judgment on the matter is entered by a court of competent jurisdiction (after all appeals have been finally determined or the time for appeal has expired without an appeal having been made), in which case Escrow Agent shall retain or disburse the Indemnification Escrow Amount in accordance with such judgment.
          (b) On the next Business Day immediately following the first anniversary of the Closing Date, the Escrow Agent shall deliver by wire transfer in immediately available funds to the Selling Entity Three Million Dollars ($3,000,000) less all amounts (each, a “Disputed

Amount” and, collectively, “Disputed Amounts”) related to disputed, unsatisfied or unresolved Indemnification Escrow Claims (“Disputed Claims”) on or before the first anniversary of the Closing Date. The Escrow Agent shall only release a Disputed Amount in accordance with the Escrow Agent’s receipt of (i) a court judgment or order which sets forth the disposition of the Disputed Claims, or (ii) a joint written memorandum prepared and signed by Buyer and Selling Entity in accordance with Section (II)(a) above. For the avoidance of doubt, if no Officer’s Certificate is delivered to the Escrow Agent in accordance with Section (II)(a) prior to the first anniversary of the Closing Date, the Escrow Agent shall release the entire $3 million (less any applicable deducted fees and expenses) to the Selling Entity on the next Business Day immediately following the first anniversary of the Closing Date.
     (c) On the next Business Day immediately following the last day of the Indemnification Escrow Period, the Escrow Agent shall deliver by wire transfer in immediately available funds to the Selling Entity the Escrow Amount then on hand less all Disputed Amounts on or before the last day of the Indemnification Escrow Period. The Escrow Agent shall only release a Disputed Amount in accordance with the Escrow Agent’s receipt of (i) a court judgment or order which sets forth the disposition of the Disputed Claims, or (ii) a joint written memorandum prepared and signed by Buyer and Selling Entity in accordance with Section (II)(a) above. For the avoidance of doubt, if no Officer’s Certificate is delivered to the Escrow Agent in accordance with Section (II)(a) prior to the end of the Indemnification Escrow Period, the Escrow Agent shall release the entire remainder of the Escrow Amount and accumulated Escrow Earnings (less any applicable deducted fees and expenses) to the Selling Entity on the next Business Day immediately following the end of the Indemnification Escrow Period.

Schedule C
Escrow Agent Fees

Schedule D
Wire Instructions
Buyer
Bank:
ABA No.:
Acct. Name:
Account No.:
Selling Entity
Bank:
ABA No.:
Acct. Name:
Account No.:

Form of Legal Opinion by Sellers’ Counsel
     We have acted as special counsel for CCS Financial Services Inc., a Florida corporation (the “Selling Entity”), in connection with the preparation, execution and delivery of, and sale of assets under, the Asset Purchase Agreement dated as of October ___, 2007 (the “Purchase Agreement”), by and among the Selling Entity, Allen Eager, The Allen Eager Revocable Trust, Paul P. Hauser, Barry E. Hershman and The Barry E. Hershman Revocable Trust (collectively, the “Selling Shareholders”), and Check Mart of Florida, Inc., a Delaware corporation (the “Buyer”). We have not acted as counsel to the Selling Shareholders and as a condition to the closing of the transactions contemplated by the Purchase Agreement, Buyer will receive a legal opinion in a form reasonably acceptable to Buyer from a law firm reasonably acceptable to Buyer opining on the capacity of the Selling Shareholders that are trusts to execute, deliver and perform all of their obligations under the Purchase Agreement and each of the Ancillary Agreements (as hereinafter defined). Accordingly we render no opinion with respect to such matters. This opinion is being rendered pursuant to Section 11.1(n) of the Purchase Agreement. Capitalized terms not defined in this letter have the meanings ascribed to them in the Purchase Agreement.
     In the capacity described above, we have considered such matters of fact and law, including the examination of the original or copies, identified to our satisfaction, of (i) each of the Transaction Documents; (ii) the organizational documents of the Selling Entity including it’s certificate of incorporation or similar document and bylaws (the “Governing Documents”); (iii) certificates executed by certain officers of the Selling Entity pursuant to the Purchase Agreement or otherwise; (iv) representations of the Sellers given pursuant to the Purchase Agreement; and (v) certificates of good standing relating to the Selling Entity. In addition, we have examined such other documents of or relating to the Sellers related to matters of law as we have deemed necessary in connection with this opinion.
     In our examination, we have assumed with your permission and without independent verification of any kind, the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as copies and the authenticity of the originals of such latter documents. We have further assumed (i) the due authorization, execution and delivery of each of such documents by, or on behalf of, all parties thereto (other than the Selling Entity), (ii) the legal capacity of all persons signing documents in their individual capacity and the legal capacity of the Selling Shareholders that are trusts to sign the Asset Purchase Agreement and Ancillary Agreements. Whenever in this opinion we refer to matters of which “we have knowledge,” “we know” or “to our knowledge,” such reference means facts within the actual knowledge of attorneys in this firm who have devoted substantial time to matters on behalf of the Selling Entity and no opinion is implied by, or to be inferred beyond, the matters expressly so stated..
     As to all questions of fact material to the opinions expressed herein, unless we have actual knowledge to the contrary, we have assumed, without independent investigation, the accuracy of the factual matters addressed by, and accordingly have relied conclusively upon, certificates or comparable documents of various public officials and a certificate of the officers and shareholders of the Selling Entity delivered to us, a copy of which will be attached to this opinion at the Closing (the “Officer Certificate”). We have also assumed and relied upon the correctness and completeness of all representations, warranties and other matters contained in the Purchase Agreement, and the schedules, documents, agreements and certificates to be delivered pursuant to the Purchase Agreement except to the extent we have actual knowledge to the contrary, and upon the compliance with the covenants contained in the Purchase Agreement and such other documents, agreements and certificates.
     We are lawyers admitted to practice in the State of Florida. We have not made an independent review of the laws of any state or jurisdiction other than the State of Florida and the United States of America. In rendering the opinions set forth herein, we express no opinions as to the effect of any laws other than the laws of the State of Florida and the federal laws of the United States of America.
     Based on the foregoing, and in reliance thereon, and subject to the qualifications, limitations and exceptions stated herein, we are of the opinion that:
     1. The Selling Entity is a corporation duly incorporated, validly existing and its status is active under the laws of the State of Florida.
     2. The Purchase Agreement, the Bill of Sale, the Assignment and Assumption Agreement, the Escrow Agreement and the Supplemental Escrow Agreement (such agreements, other than the Purchase Agreement, hereinafter collectively referred to as the “Ancillary Agreements”) each constitute legal, valid and binding obligations of the Sellers, enforceable against the Sellers in accordance with their respective terms, except as may be limited by (i) bankruptcy, insolvency or other similar laws affecting creditors’ rights generally, and (ii) equitable principles of general applicability and public policy.
     3. The Selling Entity has all requisite corporate power and authority to own, lease and operate its properties, to carry on the Businesses as it is now being conducted, and to execute and deliver the Purchase Agreement and each of the Ancillary Agreements and to perform its obligations thereunder. The execution and delivery by the Selling Entity of the Purchase Agreement and each of the Ancillary Agreements and the performance by the Selling Entity of its obligations thereunder have been duly authorized by the Board of Directors and Selling Shareholders, and no other corporate proceeding on the part of the Selling Entity is necessary therefor.
     4. Except as may be set forth in the Purchase Agreement, the execution and delivery by the Selling Entity of the Purchase Agreement and each of the Ancillary Agreements did not, and the performance by the Selling Entity of its obligations thereunder will not, (a) violate any provision of the currently existing Articles of Incorporation or bylaws of the Selling Entity, (b) to our knowledge, violate any currently existing judgment, order, writ, injunction or decree applicable to the Selling Entity, of any court, governmental or administrative agency or other body, (c) violate any currently existing applicable law, regulation, rule or ordinance to which the Selling Entity is subject or by which it is bound and that, in our experience, is normally applicable to transactions of the type contemplated by the Purchase Agreement, without our having made any special investigation as to the applicability of any specific law, rule, or

2

regulation and further excluding any law, regulation, rule or ordinance which is the subject of the last paragraph of this opinion letter, (d) to our knowledge, violate the terms of, or result in the acceleration of any indebtedness or obligation of the Selling Entity under, or result in a material breach of or a default under, any currently existing indenture, mortgage, deed of trust, or other written agreement or instrument related to any Business to which the Selling Entity is a party or by which any Seller or any of its assets or properties are bound or affected, (e) to our knowledge, result in the creation or imposition of any claim, lien, charge or encumbrance of any nature upon any of the Purchased Assets or any of the Assumed Liabilities, pursuant to any currently existing indenture, mortgage, deed of trust, or other written agreement or instrument, or (f) to our knowledge, constitute an event permitting termination of any currently existing agreement, license or other right of the Selling Entity relating to any Business which could have a material adverse effect on the Business.
     5. Except to the extent set forth in the Purchase Agreement and without our having made any special investigation as to the applicability of any specific law, rule, or regulation and further excluding any law, regulation, rule or ordinance which is the subject of the last paragraph of this opinion letter, all authorizations, approvals and consents of, notices to, and filings and registrations with, any governmental or administrative agency or body necessary for the execution and delivery by the Sellers of the Purchase Agreement and each of the Ancillary Agreements and the performance by the Sellers of their obligations thereunder that, in our experience, are normally applicable to transactions of the type contemplated by the Purchase Agreement have been duly obtained, effected or given and are in full force and effect, except where such failure will not have a material adverse effect on the Businesses.
     6. Except as disclosed pursuant to the Purchase Agreement, to our knowledge, there are no actions, suits, claims, investigations or legal or administrative or arbitration proceedings pending or overtly threatened against the Selling Entity and relating to the Purchase Agreement or any of the Ancillary Agreements, or the transactions contemplated thereby, before any court, governmental or administrative agency or other body, and, to our knowledge, no judgment, order, writ, injunction or decree of any court or governmental agency or other body has been entered against or served upon the Selling Entity or any Selling Shareholder relating to the Purchase Agreement or any of the Ancillary Agreements or the transactions contemplated thereby.
Opinion set forth in Paragraph 1 is based solely on certificates of good standing or similar documents from the Secretary of State of the State of Florida, copies of which have been delivered to you at the Closing, and such Opinion is limited solely to the meaning set forth herein, and no independent verification or confirmation has been undertaken to confirm such Opinion.
     This Opinion speaks as of its date. We assume no obligation to update this opinion or to inform you of any changes in the foregoing subsequent to the delivery of this opinion. This opinion has been prepared solely for your use in connection with the Closing under the Purchase Agreement, is not to be relied upon by any other person, or otherwise furnished to third parties, used, circulated, quoted or relied upon, without our prior consent.

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     We express no opinion as to the enforceability of indemnities to the extent such indemnities may be limited by federal or state securities laws.
     We have acted as special corporate counsel to the Selling Entity in connection with the Purchase Agreement and have not acted as counsel to the Selling Entity with respect to any regulatory matters. Accordingly, we do not express or render any opinion as to the regulatory requirements with respect to the Money Transmitters’ Code, Chapter 560 Florida Statutes, or any related or similar state federal or local statute, rule, regulation or ordinance intended to regulate or regulating the Selling Entity’s Businesses, operations or the transactions contemplated by the Purchase Agreement or the Ancillary Documents.

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LICENSE AGREEMENT
          THIS LICENSE AGREEMENT (the “Agreement”), dated as of                     , 2007 (the “Effective Date”), is entered into between CCS Financial Services, Inc., a Florida corporation (the “Licensor”), and Check Mart of Florida, Inc., a Delaware corporation (the “Licensee”). The Licensor and Licensee are collectively referred to herein as the “Parties”. Capitalized definitional terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the Asset Purchase Agreement (as defined herein).
          WHEREAS, the Parties have entered into an Asset Purchase Agreement, dated October ___, 2007 (the “Asset Purchase Agreement”), whereby Licensee has agreed to purchase substantially all of the assets of Licensor and to assume certain liabilities of Licensor;
          WHEREAS, this Agreement is being entered into pursuant to Section 1.3 of the Asset Purchase Agreement by reason of the fact that Licensee has not, as of the Closing Date, received Estoppel and Consent Certificates with respect to the lease agreements for the Restricted Branches (each a “Restricted Branch Lease” and together, the “Restricted Branch Leases”); and
          WHEREAS, upon the terms and conditions set forth herein, the Parties desire to provide for the use by Licensee of the premises on which each Restricted Branch is located until the Restricted Branch Lease for such Restricted Branch is assigned to Licensee or until the operations at such Restricted Branch are terminated.
          NOW THEREFORE, in consideration of the mutual covenants and conditions hereinafter expressed, the Parties hereby agree as follows:
     1. Grant of License. Licensor hereby grants to Licensee and its representatives, agents, successors and assigns, an irrevocable, exclusive license (the “License”) to use the premises of each Restricted Branch during the Term (as defined herein) for the purpose of allowing Licensee to continue the operations conducted by Licensor at the Restricted Branches in accordance with the Restricted Branch Lease, which operations include but are not limited to deferred presentment services, check cashing services, payment instrument issuance, funds transmission services, stored-value card sales, and various other related services and products (the “Permitted Use”).
     2. Expense Reimbursement; Operating Expenses. In consideration of the license granted by Licensor hereunder, with respect to each Restricted Branch, Licensee will reimburse Licensor for all rent (including sales tax) and all other charges payable under the terms of the Restricted Branch Lease for the Restricted Branch, and such reimbursement shall be due within three (3) business day(s) of Licensor’s request. All operating expenses (including utilities) relating to the ownership and operation of the Restricted Branch during the Term shall be the sole responsibility of, and shall be paid by, Licensee on or before the date such payment is due.
     3. Term of License. For each Restricted Branch, the term of the License (the “Term”) shall commence on the Effective Date and terminate on the earliest of (i) the receipt of an Estoppel and Consent Certificate for the Restricted Branch and the assignment to Licensee of the Restricted Branch Lease for such Restricted Branch, (ii) if the Restricted Branch is identified as a Terminated Branch in the Determination Notice, eighteen (18) calendar days after the Determination Date, or (iii) the date on which the Restricted Branch Lease for the Restricted Branch terminates or expires according to its terms.
     4. Use; Compliance with Laws. Licensee shall have the right to use the Restricted Branches for only the Permitted Use, and for no other purpose without the prior written consent of Licensor, which consent shall be in Licensor’s sole discretion.
     5. Amendment or Termination of Restricted Branch Leases. Licensor shall not amend or terminate any Restricted Branch Lease without the prior written consent of Licensee, which consent shall not be unreasonably withheld or delayed.
     6. Representations by Licensor. Licensor makes no other representations regarding the Restricted Branches beyond those representations contained in the Asset Purchase Agreement.
     7. Non-Disturbance. The Parties acknowledge that Licensee has full and exclusive ownership of the business conducted at the Restricted Branches, and Licensor agrees that it will not take any action that is intended to, or has the effect of, disturbing or interfering with the operation of Licensee’s business at the Restricted Branches.
     8. Notices. Any notices which are permitted or required in this Agreement shall be in writing and shall be duly delivered and given when personally served or sent by reputable overnight courier to the person at the address designated below. Notice shall be deemed given on the date of personal delivery and receipt shall be deemed to have occurred on the date of receipt. Either party may change their address as designated herein by giving notice thereof as provided herein.

If to Licensor :	c/o CCS Financial Services, Inc.
6883 Queenferry Circle
Boca Raton, Florida 33496

With a copy to:	Tobin & Reyes, P.A.
The Plaza
5355 Town Center Road, Suite 204
Boca Raton, FL 33846
Attention: David S. Tobin, Esq.
Addresses for Notices:

If to Licensee:	Check Mart of Florida, Inc.
1436 Lancaster Avenue
Suite 300
Berwyn, Pennsylvania 19312
Attention: Roy W. Hibberd, General Counsel

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With a copy to:	Foley & Lardner LLP
100 North Tampa Street, Suite 2700
Tampa, Florida 33602
Attention: Steven W. Vazquez, Esq.
or such other address either party from time to time specify in writing to the other.
     9. Assignment. No Party may assign all or any portion of the Agreement to any other person or entity without the prior written consent of the other Party, except that after the Closing the Licensee may assign any or all of its rights and interests under this Agreement at any time (A) to one or more of the Licensee’s Affiliates for the purpose of undertaking all or part of the Licensee’s rights and obligations pursuant hereto, or (B) as collateral security to any lender or lenders (including any agent for any such lender or lenders) providing financing to the Licensee or any Affiliate of the Licensee, or to any assignee or assignees of any such lender, lenders or agent. Furthermore, after the Closing the Licensee may assign any or all of its rights and interests under this Agreement: (a) to a purchaser of all or substantially all of the Licensee’s assets or any of the Businesses; or (b) as a matter of law to the surviving entity in any merger or consolidation to which the Licensee is a party.
     10. Further Assurances. The Licensor and the Licensee agree to execute and delivery to the other party, such documents and instruments and to take such other actions as may be reasonable or necessary or as may be reasonably requested by the other in furtherance of performance of the terms, covenants and conditions of this Agreement.
     11. Governing Law. This Agreement shall be governed by the laws of the State of Florida, without giving effect to any principles regarding conflict of laws.
     12. Jurisdiction and Venue. Any litigation or other court proceedings with respect to any matter arising from or in connection with this Agreement shall be conducted in the federal or state courts in Broward County or Palm Beach County, Florida. The Parties hereby submit to personal jurisdiction and consent to venue in such courts, and waive any defense based on forum non conveniens.
     13. Severability. If any clause of this Agreement is determined to be invalid, illegal or unenforceable in whole or in part for any reason, it shall not affect the legality or enforceability of any other clause of this Agreement.
     14. Entire Agreement. This Agreement (together with the Asset Purchase Agreement) sets forth the entire understanding and agreement by the Parties as of the date hereof and supersedes all prior agreements and understandings (oral and written) between the Parties with respect to the matters set forth in this Agreement.
     15. Amendments and Modifications. This Agreement may not be amended or otherwise modified unless evidenced in a writing and signed by each of Licensor and Licensee.

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     16. Successors and Assigns. This License and the rights and obligations hereunder shall be binding upon and inure to the benefit of Licensor and Licensee and their respective successors and assigns.
     17. Counterparts. This Agreement may be executed in any number of counterparts, and it is contemplated that the parties hereto may execute different counterparts, which together shall constitute one and the same instrument.
     18. Attorneys’ Fees. In the event of any litigation, including appeals, with regard to this Agreement, the prevailing Party shall be entitled to recover from the non-prevailing Party all reasonable fees, costs, and expenses of counsel (at pre-trial, trial and appellate levels).
[Signatures appear on following page]

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     IN WITNESS WHEREOF, the Parties have executed or caused their duly authorized representatives to execute this Agreement as on the date set forth above.

LICENSOR:

CCS FINANCIAL SERVICES, INC.
a Florida corporation

By:

Name:
Title:

LICENSEE:

CHECK MART OF FLORIDA, INC.,
a Delaware corporation

By:

Name: Title:	Donald Gayhardt President

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SUPPLEMENTAL ESCROW AGREEMENT
     This SUPPLEMENTAL ESCROW AGREEMENT, dated as of                      ____, 2007 (this “Agreement”), is entered into by and among Check Mart of Florida, Inc., a Delaware corporation (“Buyer”), CCS Financial Services, Inc., a Florida corporation (“Selling Entity”), and U.S. Bank National Association, a national banking association, as escrow agent (the “Escrow Agent”), pursuant to the terms of an Asset Purchase Agreement, dated as of                      ____, 2007 (the “Purchase Agreement”), by and among Buyer, Selling Entity, and certain other parties. Capitalized terms defined in the Purchase Agreement and not otherwise defined herein or in Schedule B hereto shall have the meanings as provided in the Purchase Agreement.
     WHEREAS, pursuant to Section 1.3 of the Purchase Agreement, on the date hereof, Buyer, on behalf of Selling Entity, has deposited with Escrow Agent an amount of cash equal to                      ($                    ) (the “Escrow Amount”), which will be held and disbursed by the Escrow Agent in accordance with this Agreement;
     WHEREAS, a copy of the Purchase Agreement is attached hereto as Schedule A, and the Escrow Agent is willing to act as the Escrow Agent hereunder;
     WHEREAS, the Escrow Amount is being funded from the consideration otherwise payable under the Purchase Agreement;
     WHEREAS, pursuant to the terms of the Purchase Agreement, the Escrow is to be administered in accordance with this Escrow Agreement; and
     WHEREAS, the Escrow Agent will hold the Escrow Amount in an escrow account at the Escrow Agent (the “Escrow Account”).
     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein and in the Purchase Agreement, and intending to be legally bound hereby, the parties hereby agree as follows:
     1. Appointment and Agreement of Escrow Agent. Buyer and Selling Entity hereby appoint the Escrow Agent to serve as, and the Escrow Agent hereby agrees to act as, escrow agent upon the terms and conditions of this Agreement.
     2. Establishment of the Escrow Amount; Receipt.
          (a) The Escrow Agent shall hold the Escrow Amount in the Escrow Account pursuant to this Agreement. Escrow Agent shall add all Escrow Earnings (as defined in Section 8, below) to the Escrow Account and will administer such additional funds as part of the Escrow Amount. The Escrow Period (as defined in Section (II)(a) of Schedule B hereof) shall commence on the date hereof and shall end on the last day of such Escrow Period.
          (b) Buyer confirms to the Escrow Agent that the Escrow Amount shall be free and clear of all encumbrances, except as may be created by this Agreement and the Purchase Agreement.

          (c) By its execution and delivery of this Agreement, the Escrow Agent acknowledges receipt of the Escrow Amount.
     3. Purpose of the Escrow Amount. The Escrow Amount will be held by the Escrow Agent as partial security for the obligations of Selling Entity to obtain and deliver Estoppel and Consent Certificates pursuant to Section 1.3 of the Purchase Agreement. The Escrow Amount will be administered in accordance with the Purchase Agreement and Schedule B hereto.
     4. Taxes.
          (a) Buyer and Selling Entity shall each be responsible for the payment and discharge of any taxes, assessments and governmental charges imposed on or with respect to the income and gain on any Escrow Earnings disbursed to them, as applicable.
          (b) The Escrow Agent shall be entitled to deduct and withhold from any funds or other assets otherwise payable out of the Escrow Amount to Buyer or Selling Entity pursuant to this Agreement such amounts as the Escrow Agent is required to deduct and withhold with respect to the making of such payment under any provision of U.S. federal, state, local or foreign tax law. If the Escrow Agent so withholds amounts, such amounts shall be treated for the purposes of this Agreement as having been paid to the indicated recipient in respect of which the Escrow Agent made such deductions and withholding. Each party hereto shall promptly, and in any event within 30 days of the date of this Agreement, provide to the Escrow Agent such tax forms as the Escrow Agent reasonably requests in connection with its obligations under the appropriate tax laws and/or regulations applicable in respect of withholding, backup withholding and information reporting.
     5. Payments from the Escrow Amount.
          (a) At any time on or prior to the last day of the Escrow Period, Buyer may deliver to the Escrow Agent and to Selling Entity an Officer’s Certificate containing such information required by, and in accordance with, Section (II) of Schedule B hereto.
          (b) Any Officer’s Certificate shall be resolved according to the procedures set forth in Section (II) of Schedule B hereto.
          (c) Notwithstanding any other provision of this Agreement to the contrary, at any time prior to the termination of this Agreement, the Escrow Agent shall, if so instructed in writing jointly by Buyer and Selling Entity, pay from the Escrow Amount, as instructed, to any of the Buyer or the Selling Entity, as directed in such writing, the amount of cash or other property so instructed.
     6. Release of Escrow Proceeds. Following the last day of the Escrow Period, the Escrow Amount will be released in accordance with the provisions of Section (II)(b) of Schedule B hereto.
     7. Maintenance of the Escrow Account. The Escrow Agent shall continue to maintain the Escrow Account until the termination of this Agreement.

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     8. Investment of Escrow Amount. The Escrow Agent shall invest and reinvest moneys on deposit in the Escrow Account, as directed by Selling Entity and approved in writing by Buyer; provided, that no investment or reinvestment may be made except in the following: (a) obligations issued or guaranteed by the United States government (or agencies thereof) maturing in 30 days or less, (b) certificates of deposit or repurchase agreements maturing in 30 days or less of domestic United States banks having capital and surplus of $250,000,000 or more and having a rating of A or better from Moody’s Investors Service, Inc. and A or better from Standard & Poor’s Corporation, and (c) any institutional money market fund offered by the Escrow Agent, including any institutional money market fund managed by the Escrow Agent or its affiliates. Any interest or other income received on such investment or reinvestment of the Escrow Amount (the “Escrow Earnings”) shall be added to the Escrow Amount and shall be administered as part of the Escrow Amount in accordance with this Agreement. The Escrow Agent shall have no liability for any investment losses, including without limitation any market loss on any investment liquidated prior to maturity in order to make a payment required hereunder.
     9. Assignment of Rights to the Escrow Amount; Assignment of Obligations; Successors. This Agreement may not be assigned by operation of law or otherwise without the express written consent of the parties hereto (which consent may be granted or withheld in the sole discretion of such other parties); provided, however, that Buyer may assign any or all of its rights and interests under this Agreement: (A) to one or more of Buyer’s Affiliates for the purpose of undertaking all or part of Buyer’s rights and obligations hereto, or (B) as collateral security to any lender or lenders (including any agent for any such lender or lenders) providing financing to Buyer or any Affiliate of Buyer, or to any assignee or assignees of any such lender, lenders or agent. Furthermore, Buyer may assign any or all of its rights and interests under this Agreement: (a) to a purchaser of all or substantially all of Buyer’s assets or any of the Businesses acquired under the Purchase Agreement; or (b) as a matter of law to the surviving entity in any merger or consolidation to which Buyer is a party. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns.
     10. Escrow Agent.
          (a) Except as expressly contemplated by this Agreement or by joint written instructions from Buyer and Selling Entity, the Escrow Agent shall not transfer or otherwise dispose of in any manner all or any portion of the Escrow Amount, except pursuant to an order of a court of competent jurisdiction.
          (b) The duties and obligations of the Escrow Agent shall be determined solely by this Agreement, and the Escrow Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement.
          (c) In the performance of its duties hereunder, the Escrow Agent shall be entitled to rely upon any document, instrument or signature believed by it in good faith to be genuine and signed by any party hereto or an authorized officer or agent thereof, and shall not be required to investigate the truth or accuracy of any statement contained in any such document or instrument. The Escrow Agent may assume that any person purporting to give any notice in accordance with the provisions of this Agreement has been duly authorized to do so.

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          (d) The Escrow Agent shall not be liable for any error of judgment, or any action taken, suffered or omitted to be taken, hereunder except in the case of its gross negligence, bad faith or willful misconduct. The Escrow Agent may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.
          (e) The Escrow Agent shall have no duty as to the collection or protection of the Escrow Amount or income thereon, nor as to the preservation of any rights pertaining thereto, beyond the safe custody of any such funds actually in its possession.
          (f) As compensation for its services to be rendered under this Agreement, for each year or any portion thereof, the Escrow Agent shall receive a fee in the amount specified in Schedule C to this Agreement and shall be reimbursed upon request for all expenses, disbursements and advances, including reasonable fees of outside counsel, if any, incurred or made by it in connection with the preparation of this Agreement and the carrying out of its duties under this Agreement. All such fees and expenses shall be paid by Buyer. Selling Entity shall reimburse Buyer for one-half of such fees and expenses as are paid for by Buyer.
          (g) Buyer and Selling Entity shall reimburse and indemnify the Escrow Agent for, and hold it harmless against, any loss, liability or expense, including, without limitation, reasonable attorneys’ fees, incurred without gross negligence, bad faith or willful misconduct on the part of the Escrow Agent arising out of, or connection with the acceptance of, or the performance of, its duties and obligations under this Agreement.
          (h) The Escrow Agent may at any time resign by giving twenty (20) Business Days’ prior written notice of resignation to Buyer and Selling Entity. Buyer and Selling Entity may at any time jointly remove the Escrow Agent by giving ten (10) Business Days’ written notice signed by each of them to the Escrow Agent. If the Escrow Agent shall resign or be removed, a successor Escrow Agent, which shall be a bank or trust company having (or in the case of a subsidiary of a bank holding company, its bank holding company parent shall have) assets in excess of $500 million, and which shall be reasonably acceptable to the Selling Entity, shall be appointed by written instrument executed by Buyer and Selling Entity and delivered to the Escrow Agent and to such successor Escrow Agent and, thereupon, the resignation or removal of the predecessor Escrow Agent shall become effective and such successor Escrow Agent, without any further act, deed or conveyance, shall become vested with all right, title and interest to all cash and property held hereunder of such predecessor Escrow Agent, and such predecessor Escrow Agent shall, on the written request of the Selling Entity, Buyer or the successor Escrow Agent, execute and deliver to such successor Escrow Agent all the right, title and interest hereunder in and to the Escrow Amount of such predecessor Escrow Agent and all other rights hereunder of such predecessor Escrow Agent. If no successor Escrow Agent shall have been appointed within twenty (20) Business Days of a notice of resignation by the Escrow Agent, the Escrow Agent may, but need not, apply to a court of competent jurisdiction to appoint a successor and the Escrow Agent’s sole responsibility shall be to hold the Escrow Amount until the earliest of (i) its receipt of designation of a successor Escrow Agent, (ii) a joint written instruction by Buyer and the Selling Entity, or (iii) termination of this Agreement in accordance with its terms.

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          (i) In no event shall the Escrow Agent be liable for incidental, consequential or punitive damages.
     11. Termination. This Agreement shall terminate on the date on which there are no funds or other property remaining in the Escrow Account.
     12. Notices. All notices, requests and other communications to any party hereunder shall be in writing, and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person or by reputable overnight courier to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 12):
          (a) if to Buyer:
Check Mart of Florida, Inc.
c/o Dollar Financial Group, Inc.
1436 Lancaster Avenue, Suite 300
Berwyn, PA 19312
Attention: Roy W. Hibberd, General Counsel
With a copy (which shall not constitute notice) to:
Foley & Lardner LLP
100 N. Tampa St., Suite 2700
Tampa, FL 33602
Attention: Steven W. Vazquez, Esq.
          (b) if to Selling Entity:
CCS Financial Services, Inc.
Attention: Paul Hauser, President
With a copy (which shall not constitute notice) to:
Tobin & Reyes, P.A.
5355 Town Center Road, Suite 204
Boca Raton, FL 33486
Attention: David S. Tobin, Esq.
          (c) if to the Escrow Agent, to:
U.S. Bank National Association
Corporate Trust Services
200 South Biscayne Blvd., Suite 1870
Miami, FL 33131
Attention: Timothy P. Miller

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     Notices to the Escrow Agent shall be effective only upon receipt. If any document or notice is required by this Agreement or the Purchase Agreement to be delivered to the Escrow Agent and any other person, the Escrow Agent may assume without inquiry that such document or notice was received by such other person when it was received by the Escrow Agent, and the Escrow Agent need not verify such other receipt.
     13. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida applicable to contracts executed and to be performed entirely within that state. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought exclusively in the federal court located for the Southern District of Florida located in Broward County or Palm Beach County, Florida, or any Florida state court, and each of the parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient form. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party at such location as is provided in Section 12 shall be deemed effective service of process on such party.
     14. Amendments. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, Buyer, Selling Entity, and the Escrow Agent or (b) by a waiver in accordance with Section 15.
     15. Waiver. Any party hereto may (i) extend the time for the performance of any obligation or other act of any other party hereto or (ii) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.
     16. Business Days. Whenever the last day for the exercise of any privilege or the discharge of any duty under this Agreement shall fall upon a Saturday, Sunday or any date on which banks in New York are closed, the party having such privilege or duty may exercise such privilege or discharge such duty on the next succeeding day which is a regular business day.
     17. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as

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possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.
     18. Entire Agreement. This Agreement and the Purchase Agreement constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among Buyer, Selling Entity, and the Escrow Agent with respect to the subject matter hereof.
     19. No Third Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto, the Selling Stockholders, and their respective permitted assigns, and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
     20. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.
     21. Counterparts. This Agreement may be executed in one or more counterparts, and by different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which when taken together shall constitute one and the same agreement.
     22. U.S.A. Patriot Act Compliance Information.  Buyer and Selling Entity each shall provide to the Escrow Agent such information as the Escrow Agent may reasonably require to permit the Escrow Agent to comply with its obligations under the federal U.S.A. Patriot Act.  The Escrow Agent shall not credit any amount of interest or investment proceeds earned on the Escrow Amount, or make any payment of all or a portion of the Escrow Amount, to any person unless and until such person has provided to the Escrow Agent such documents as the Escrow Agent may require to permit the Escrow Agent to comply with its obligations under such Act.
     23. Additional Wire Instructions. Wire instructions for Buyer and Selling Entity are set forth in Schedule D.
     24. No Personal Liability. The Selling Entity shall not have any personal liability under this Agreement.
     25. Attorneys’ Fees. In the event of any litigation, including appeals, with regard to this Agreement, the prevailing Party shall be entitled to recover from the non-prevailing Party all reasonable fees, costs, and expenses of counsel (at pre-trial, trial and appellate levels).
[The remainder of this page is intentionally left blank.]

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     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Escrow Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

BUYER:

CHECK MART OF FLORIDA, INC.

By:

Name:
Title:

SELLING ENTITY:

CCS FINANCIAL SERVICES, INC.

Name:

ESCROW AGENT:

U.S. BANK NATIONAL ASSOCIATION

By:

Name:
Title:
[Signature Page to Supplemental Escrow Agreement]

Schedule A
Purchase Agreement

Schedule B
Escrow Administration
     I. Purpose of Escrow. The purpose of this Agreement is to provide a means to administer Branch Holdbacks relating to Restricted Branches pursuant to Section 1.3 of the Purchase Agreement. Buyer and Selling Entity shall each pay one-half of the fees and expenses of the Escrow Agent.
     II. Release of Escrow Amount.
          (a) Upon delivery, at any time on or before the date which is one hundred eighty (180) days following the Closing Date (the “Escrow Period”), to the Escrow Agent and the Selling Entity, of a certificate signed by any officer of Buyer (an “Officer’s Certificate”) stating that Buyer has received (i) an Estoppel and Consent Certificate for a Restricted Branch and (ii) an assignment document to evidence the assignment to Buyer of the Unexpired Lease for such Restricted Branch, each in form and substance reasonably satisfactory to Buyer, Escrow Agent shall, no later than the date that is three (3) Business Days after Escrow Agent’s receipt of such Officer’s Certificate and subject to the provisions of this Schedule B, cause to be disbursed to Selling Entity a portion of the Escrow Amount equal to $500,000 for each Restricted Branch (plus Escrow Earnings relating to such amount) that is the subject of such Officer’s Certificate.
          (b) Within three (3) Business Days of the end of the Escrow Period (the “Escrow Termination Date”), Buyer shall deliver to the Escrow Agent and the Selling Entity an Officer’s Certificate stating which of each Remaining Branch is a Terminated Branch, and within 3 Business Days of receipt of such Officer’s Certificate, Escrow Agent shall cause to be disbursed (i) to Buyer a portion of the Escrow Amount equal to $500,000 for each Terminated Branch (plus Escrow Earnings relating to such amount) that is set forth in the Officer’s Certificate and (ii) to Selling Entity the remainder of the Escrow Amount (plus Escrow Earnings).

Schedule C
Escrow Agent Fees

Schedule D
Wire Instructions
Buyer
Bank:
ABA No.:
Acct. Name:
Account No.:
Selling Entity
Bank:
ABA No.:
Acct. Name:
Account No.:

ASSIGNMENT AND ASSUMPTION AGREEMENT
     This ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is entered into as of ___                     , 2007, by and among Check Mart of Florida, Inc., a Delaware corporation (“Assignee”), and CCS Financial Services, Inc., a Florida corporation, (the “Assignor”). Assignor and Assignee are entering into this Agreement pursuant to that certain Asset Purchase Agreement, dated as of                      ___, 2007 (the “Purchase Agreement”), by and among Assignor, Assignee, and certain other parties. All capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Purchase Agreement.
AGREEMENT
     In consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
     1. Assignment and Delegation by Assignors. As of the date hereof, Assignor hereby assigns and delegates to Assignee all of Assignor’s right, title, and interest in the Purchased Assets, and all obligations under the Assumed Liabilities, on and after the date hereof. The Purchased Assets are transferred hereby free and clean of any mortgages, liens, claims, charges or encumbrances of any kind or nature whatsoever, except the Permitted Liens.
     2. Acceptance and Assumption by Assignee. As of the date hereof, Assignee hereby accepts and assumes all of Assignor’s obligations arising on and after the date hereof under the Assumed Liabilities.
     3. Exception. Notwithstanding anything in this Agreement to the contrary, to the extent that any Purchased Asset or Assumed Liability is not assignable or assumable without the consent of another party whose consent has not been obtained, (a) this Agreement shall not constitute an assignment or attempted assignment or assumption of such Purchased Asset or Assumed Liability if the assignment, assumption, attempted assignment or attempted assumption would constitute a breach thereof or materially detract from the rights transferred to, or obligations assumed by, Assignee, and (b) Assignee shall be deemed not to have assumed any obligations under such Purchased Asset or Assumed Liability.
     4. No Additional Rights or Obligations. Nothing contained in this Agreement is intended to provide any rights to Assignor or Assignee beyond those rights expressly provided to Assignor or Assignee in the Purchase Agreement. Nothing contained in this Agreement is intended to impose any obligations or liabilities on Assignor or Assignee beyond those obligations and liabilities expressly imposed on Assignor or Assignee in the Purchase Agreement. Should any term or provision hereof be in conflict with any term or provision of the Purchase Agreement, the terms and provisions of the Purchase Agreement shall prevail.

     5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida (other than conflict of laws principles thereof directing the application of any law other than that of such state).
     6. Modifications. This Agreement may not be changed, modified or terminated orally or in any manner other than by an agreement in writing signed by the parties hereto or their respective successors and assigns.
     7. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as signatories. Signatures transmitted by facsimile or electronic mail shall be accepted by the parties as being authentic and equal to original inked signatures.
     8. Successors and Assigns. The agreements herein contained shall be binding upon and inure to the benefit of the parties hereto, their successors, legal representatives and assigns.
[Signatures appear on the following page.]

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day and year first above written.

ASSIGNOR:

CCS FINANCIAL SERVICES, INC.

By:

Name:
Title:

ASSIGNEE:

CHECK MART OF FLORIDA, INC.

By:

Name:
Title: